Luminent Mortgage Trust 2006-3
Mortgage Pass-Through Certificates, Series 2006-3, Group I
Marketing Materials: Preliminary Term Sheet

New Issue Marketing Materials

$ 365,870,000 (Approximate)

Luminent Mortgage Trust 2006-3
Mortgage Pass-Through Certificates, Series 2006-3 Group I

Structured Asset Mortgage Investments II Inc.
Depositor

Wells Fargo Bank, N.A.
Master Servicer

Bear, Stearns & Co. Inc.
Lead Underwriter

Wachovia Securities
Co Manager

April 25, 2006

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here  http://www.bearstearns.com/prospectus/sami or visit the following website: www.bearstearns.com/prospectus/sami for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein.  Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information.  Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed.  Performance results are based on mathematical models that use inputs to calculate results.  As with all models, results may vary significantly depending upon the value given to the inputs.  Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments),  interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data,  reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements).  Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce.  Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current.  Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

 Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid  and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

$ 365,870,000 (Approximate)

Luminent Mortgage Trust 2006-3
Issuer

Mortgage Pass-Through Certificates, Series 2006-3

Structured Asset Mortgage Investments II Inc.
Depositor

Wells Fargo Bank, National Association
Master Servicer

HSBC Bank USA, National Association
Trustee

Transaction Highlights:

Classes	Sizes (1)	Ratings Moody’s/S&P	CE Levels (4)	Coupon	Avg Life To Call (years) (2)	Window (months) (2)	Legal Final Maturity Date (9)	Certificate Type

Class I-1A-1	$101,152,000	Aaa / AAA	46.24%	Floating (3)(5)	3.07	1-99	04/25/36	Super Senior Floater
Class I-1A-2	$50,576,000	Aaa / AAA	19.36%	Floating (3)(5)	3.07	1-99	04/25/36	Level 1 Support Floater
Class I-1A-3	$16,858,000	Aaa / AAA	10.40%	Floating (3)(5)	3.07	1-99	04/25/36	Level 2 Support Floater
Class I-2A-1	$97,526,000	Aaa / AAA	46.24%	Floating (3)(6)	3.10	1-99	04/25/36	Super Senior Floater
Class I-2A-2	$48,763,000	Aaa / AAA	19.36%	Floating (3)(6)	3.10	1-99	04/25/36	Level 1 Support Floater
Class I-2A-3	$16,255,000	Aaa / AAA	10.40%	Floating (3)(6)	3.10	1-99	04/25/36	Level 2 Support Floater
Class I-2X	Notional	Aaa / AAA	N/A	Fixed (7)	N/A	1-99	04/25/36	Senior Interest Only
Class I-M-1	$12,011,000	Aa1 / AA+	7.15%	Floating (3)(8)	5.98	43-99	04/25/36	Subordinate Floater
Class I-M-2	$7,022,000	Aa2 / AA	5.25%	Floating (3)(8)	5.97	43-99	04/25/36	Subordinate Floater
Class I-M-3	$2,402,000	Aa3 / AA-	4.60%	Floating (3)(8)	5.97	43-99	04/25/36	Subordinate Floater
Class I-B-1	$4,435,000	A2 / A+	3.40%	Floating (3)(8)	5.96	43-99	04/25/36	Subordinate Floater
Class I-B-2	$2,033,000	Baa1 / A	2.85%	Floating (3)(8)	5.96	43-99	04/25/36	Subordinate Floater
Class I-B-3	$4,989,000	Baa2 / BBB	1.50%	Floating (3)(8)	5.82	43-99	04/25/36	Subordinate Floater
Class I-B-4	$1,848,000	Baa3 / BBB-	1.00%	Floating (3)(8)	5.37	43-99	04/25/36	Subordinate Floater

Notes:
(1.)
In the case of the Class I-1-A Certificates and Class I-2-A Certificates, the certificate sizes are approximate and subject to a variance of +/- 10%. In the case of the Subordinate Certificates, the certificate sizes are subject to any variance required to obtain the ratings as described above.

(2.)	Certificates are priced to the 10% optional clean-up call and based on the pricing prepayment speed described herein.

(3.)	The Class I-1A, Class I-2A, Class M and Class B Certificates will settle flat and accrue interest on an actual/360 basis.

(4.)
Credit enhancement for the Certificates will be provided by a combination of subordination, overcollateralization and excess spread all as more fully described herein. The expected initial credit enhancement percentages are as provided above. The initial overcollateralization amount will equal 1.00% as of the Cut-off Date.

(5.)
The Pass-Through Rate for the Class I-1A-1, Class I-1A-2 and Class I-1A-3 Certificates will be a floating rate based on One-Month LIBOR plus 0.21%, 0.27% and 0.31% per annum, respectively, subject to the lesser of (i) the related Net Rate Cap (as described herein) and (ii) 10.50% per annum. On the first distribution date after the Optional Termination Date, such classes’ margin will be increased to 2 times the original margin on such classes.

(6.)
The Pass-Through Rate for the Class I-2A-1, Class I-2A-2 and Class I-2A-3 Certificates will be a floating rate based on One-Month LIBOR plus 0.21%, 0.27% and 0.31% per annum, respectively, subject to the lesser of (i) the related Net Rate Cap (as described herein) and (ii) 10.50% per annum. On the first distribution date after the Optional Termination Date, such classes’ margin will be increased to 2 times the original margin on such classes.

(7.)
The Pass-Through Rate for the Class I-2X Certificates will be a fixed rate of 1.000% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class I-2A Certificates. The Class I-2X Certificates will bear interest on a 30/360 basis and will settle with accrued interest.

(8.)
The Pass-Through Rate for the Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class B-4 Certificates (collectively, the “Subordinate Certificates”) will be a floating rate based on One-Month LIBOR plus 0.38%, 0.40%, 0.42%, 0.58%, 0.60%, 1.75% and 2.10% per annum, respectively, subject to the lesser of (i) the related Net Rate Cap and (ii) 10.50% per annum. On the first distribution date after the Optional Termination Date, each such classes’ margin will be increased to 1.5 times the original margin on such classes.

(9.)
The legal final maturity date for the offered certificates is the distribution date occurring in April 2036. It is intended that the amounts deposited in a final maturity reserve account, which may be funded by, but not limited to, diverting residual cashflow into a final maturity reserve account, will be sufficient to retire the offered certificates on the legal final maturity date, even though the outstanding principal balance of the mortgage loans having a remaining term to maturity of greater than 360 months have not been reduced to zero on the legal final maturity date. The actual legal final maturity date for each class of offered certificates may be earlier, and could be substantially earlier, than the distribution date in April 2036. In any case, the method used to fund the final maturity reserve account will be acceptable to the rating agencies.

Collateral Summary: Aggregate
		Minimum	Maximum
Scheduled Principal Balance	$369,564,835	$39,895	$1,430,000
Average Scheduled Principal Balance	$327,338
Number of Mortgage Loans	1,129

Weighted Average Gross Coupon	7.181%	1.000%	9.125%
Weighted Average FICO Score	719	621	816
Weighted Average Original LTV	77.28%	16.95%	95.00%

Weighted Average Original Term	373 months	360 months	480 months
Weighted Average Stated Remaining Term	371 months	330 months	480 months
Weighted Average Seasoning	2 months	0 months	30 months

Weighted Average Gross Margin	3.461%	1.000%	5.250%
Weighted Average Minimum Interest Rate	3.461%	1.000%	5.250%
Weighted Average Maximum Interest Rate	10.456%	8.950%	12.500%

Weighted Average Months to Roll	1 month	1 month	1 month

Latest Maturity Date	4/1/2046
Maximum Zip Code Concentration	(92883) 0.64%
		Full/Alternative	13.90%
ARM	100.00%	Stated Income	83.62%
		Stated/Stated	2.47%
MTA Neg Am	99.56%
COFI Neg Am	0.44%	Cash Out Refinance	37.95%
		Purchase	42.96%
		Rate/Term Refinance	19.09%

First Lien	100.00%	2-4 Family	2.53%
		Condominium	8.27%
Prepay Penalty: 12 months; “Hard”	24.05%	PUD	25.87%
Prepay Penalty: 12 months; “Soft”	3.95%	Single Family	62.90%
Prepay Penalty: 24 months; “Hard”	2.35%	Townhouse	0.43%
Prepay Penalty: 24 months; “Soft”	0.60%
Prepay Penalty: 36 months; “Hard”	49.09%	Investor	18.05%
Prepay Penalty: 36 months; “Soft”	4.54%	Owner Occupied	78.23%
Prepay Penalty: No Prepay	15.42%	Second Home	3.72%

		Top 5 States:
		California	58.78%
		Florida	11.64%
		Virginia	4.69%
		Arizona	4.57%
		Nevada	3.34%

Collateral Summary: Non 3 Year Hard
		Minimum	Maximum
Scheduled Principal Balance	$188,153,687	$39,895	$1,291,914
Average Scheduled Principal Balance	$385,561
Number of Mortgage Loans	488

Weighted Average Gross Coupon	7.306%	1.000%	8.500%
Weighted Average FICO Score	720	624	816
Weighted Average Original LTV	76.91%	16.95%	95.00%

Weighted Average Original Term	363 months	360 months	480 months
Weighted Average Stated Remaining Term	360 months	330 months	479 months
Weighted Average Seasoning	3 months	0 months	30 months

Weighted Average Gross Margin	3.525%	2.250%	4.650%
Weighted Average Minimum Interest Rate	3.525%	2.250%	4.650%
Weighted Average Maximum Interest Rate	10.612%	8.950%	12.500%

Weighted Average Months to Roll	1 month	1 month	1 months

Latest Maturity Date	3/1/2046
Maximum Zip Code Concentration	(92653) 1.09%
		Full/Alternative	8.67%
ARM	100.00%	Stated Income	90.66%
		Stated/Stated	0.67%
MTA Neg Am	99.42%
COFI Neg Am	0.58%	Cash Out Refinance	37.98%
		Purchase	40.25%
		Rate/Term Refinance	21.76%

First Lien	100.00%	2-4 Family	2.71%
		Condominium	8.88%
Prepay Penalty: 12 months; “Hard”	47.24%	PUD	19.91%
Prepay Penalty: 12 months; “Soft”	7.75%	Single Family	68.50%
Prepay Penalty: 24 months; “Hard”	4.62%
Prepay Penalty: 24 months; “Soft”	1.18%	Investor	26.80%
Prepay Penalty: 36 months; “Hard”	0.00%	Owner Occupied	69.52%
Prepay Penalty: 36 months; “Soft”	8.91%	Second Home	3.68%
Prepay Penalty: No Prepay	30.30%
		Top 5 States:
		California	79.51%
		Florida	3.94%
		Arizona	3.45%
		Nevada	2.59%
		Colorado	1.81%

Collateral Summary: 3 Year Hard
		Minimum	Maximum
Scheduled Principal Balance	$181,411,148	$55,599	$1,430,000
Average Scheduled Principal Balance	$283,013
Number of Mortgage Loans	641

Weighted Average Gross Coupon	7.051%	1.000%	9.125%
Weighted Average FICO Score	719	621	810
Weighted Average Original LTV	77.67%	20.40%	95.00%

Weighted Average Original Term	384 months	360 months	480 months
Weighted Average Stated Remaining Term	382 months	352 months	480 months
Weighted Average Seasoning	2 months	0 months	8 months

Weighted Average Gross Margin	3.395%	1.000%	5.250%
Weighted Average Minimum Interest Rate	3.395%	1.000%	5.250%
Weighted Average Maximum Interest Rate	10.294%	9.950%	12.500%

Weighted Average Months to Roll	1 month	1 month	1 month

Latest Maturity Date	4/1/2046
Maximum Zip Code Concentration	(92648) 1.06%
		Full/Alternative	19.33%
ARM	100.00%	Stated Income	76.32%
		Stated/Stated	4.35%
MTA Neg Am	99.70%
COFI Neg Am	0.30%	Cash Out Refinance	37.91%
		Purchase	45.77%
		Rate/Term Refinance	16.32%

First Lien	100.00%	2-4 Family	2.35%
		Condominium	7.64%
Prepay Penalty: 12 months; “Hard”	0.00%	PUD	32.06%
Prepay Penalty: 12 months; “Soft”	0.00%	Single Family	57.09%
Prepay Penalty: 24 months; “Hard”	0.00%	Townhouse	0.87%
Prepay Penalty: 24 months; “Soft”	0.00%
Prepay Penalty: 36 months; “Hard”	100.00%	Investor	8.97%
Prepay Penalty: 36 months; “Soft”	0.00%	Owner Occupied	87.27%
Prepay Penalty: No Prepay	0.00%	Second Home	3.76%

		Top 5 States:
		California	37.29%
		Florida	19.63%
		Virginia	8.72%
		Arizona	5.73%
		Georgia	4.91%

The mortgage loans are indexed to One Year MTA (“MTA”). The mortgage loans have monthly coupon adjustments that allow for negative amortization whereby interest payments may be deferred and added to the principal balance thereof. For these loans, the monthly payment amount is subject to adjustment annually on a date specified in the related mortgage note, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than [7.50%] of the monthly payment prior to the adjustment, (ii) as of the fifth anniversary of the first due date and on every fifth year thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds 110% or 115%, as specified in the related note, of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity.

➢
Approximately 15.42% of the mortgage loans have no prepayment penalties for full or partial prepayments; approximately 9.08% of the mortgage loans have “soft” prepayment penalties for full or partial prepayments, where the penalty is enforced unless the borrower has sold the underlying property; and approximately 75.49% of the mortgage loans have “hard” prepayment penalties where generally, the Servicer cannot waive the prepayment penalty, unless, in each case, enforcement would violate applicable state laws or as otherwise specifically set forth in the Pooling and Servicing Agreement.

➢
Approximately 13.90% of the mortgage loans were originated with full and/or alternative documentation (note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac). Approximately 86.10% of the mortgage loans were originated based on the stated income of the borrower.

➢	The two states with the largest concentrations are California [58.78%] and Florida [11.64%].
➢	The non-zero weighted average FICO score is 719
➢	The weighted average LTV is 77.28%. The weighted average CLTV including subordinate financing at the time of origination is 84.40%.
➢	All the mortgage loans with LTVs greater than 80.00% have primary mortgage insurance up to the required agency limits (none are secured by additional collateral or pledged assets).

NOTE: the information related to the mortgage loans described herein reflects information as of April 1, 2006. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the mortgage loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the mortgage loans, as reflected herein, of up to 10%. Consequently, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to an increase or decrease of up to 10% from amounts shown on the front cover hereof.
Loan Description	% of Pool	Gross WAC	Net WAC	WAM (mos.)	Gross Margin	Net Margin	Max Rate	Mos to Roll
GR1: NON3YRHARD	50.91%	7.306%	6.916%	361	3.525%	3.135%	10.612%	1
GR2: 3YRHARD	49.09%	7.051%	6.661%	382	3.395%	3.005%	10.294%	1
TOTAL	100.00%	7.181%	6.791%	371	3.461%	3.071%	10.456%	1

Depositor:	Structured Asset Mortgage Investments II Inc.

Mortgage Loan Seller:	Maia Mortgage Finance Statutory Trust.

Sponsor:	Luminent Mortgage Capital, Inc.

Servicers:	The Mortgage Loans will be serviced by EMC Mortgage Corporation (approximately 42.57%), Indymac approximately (38.29%) and Paul Financial (approximately 19.15%).

Originators:
The Originators for the Mortgage Loans are Indymac (approximately 38.29%), Southstar (approximately 25.52%), Paul Financial (approximately 19.15%), and Bear Residential (approximately 10.30%). No other originators are greater than 4%.

Master Servicer:	Wells Fargo Bank, N.A.

Trustee:	HSBC Bank USA, National Association.

Underwriters:	Bear, Stearns & Co. Inc. and Wachovia Capital Markets, LLC.

Controlling Class Holder:	The holder of the most junior class of Subordinate Certificates.

Cut-off Date:	April 1, 2006.

Closing Date:	April 28, 2006.

Rating Agencies:	Standard and Poor’s, a division of the McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc.

Legal Structure:	The Trust will be established as one or more REMICs for federal income tax purposes.

Optional Termination:
The Sponsor, or its designee, may repurchase from the trust all of the Group I Mortgage Loans at par plus accrued interest when the aggregate principal balance of the Group I Mortgage Loans is reduced to 10% or less of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Distribution Date:	The 25th day of each month (or next business day), commencing in May 2006.

Offered Certificates:
The Class I-1A-1, Class I-1A-2, Class I-1A-3, Class I-2A-1, Class I-2A-2, Class I-2A-3, Class I-2X, Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates.

Non-Offered Certificates:	The Class R Certificates and Class B-IO Certificates will not be publicly offered.

Class A Certificates:	The Class I-1A-1, Class I-1A-2, Class I-1A-3, Class I-2A-1, Class I-2A-2 and Class I-2A-3 Certificates.

Class M Certificates:	The Class I-M-1, Class I-M-2 and Class I-M-3 Certificates.

Subordinate Certificates:	The Class M Certificates and Class B Certificates.

Class B Certificates:	The Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates.

Class I-1A Certificates	The Class I-1A-1, Class I-1A-2 and Class I-1A-3 Certificates.

Class I-2A Certificates	The Class I-2A-1, Class I-2A-2 and Class I-2A-3 Certificates.

Adjustable Rate Certificates:	The Class I-1A-1, Class I-1A-2, Class I-1A-3, Class I-2A-1, Class I-2A-2, Class I-2A-3, Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates.

Senior Adjustable Rate Certificates:	The Class I-1A-1, Class I-1A-2, Class I-1A-3, Class I-2A-1, Class I-2A-2, Class I-2A-3 Certificates.

Registration:	The Offered Certificates will be in Book-entry form through DTC, Clearstream and Euroclear.

ERISA Considerations:
The Underwriter’s Exemption is expected to be available for the Offered Certificates. A fiduciary of any benefit plan should very carefully review with its legal advisors whether the purchase or holding of any Certificates to a transaction prohibited or not otherwise permissible under ERISA.

SMMEA Eligibility:	The Offered Certificates, other than the Class I-B Certificates, are expected to constitute “mortgage related securities” for purposes of SMMEA.

Denominations:	The Offered Certificates are issuable in minimum denominations of an original amount of $25,000 and multiples of $1 in excess thereof.

Prepayment Assumption:	A 100% prepayment assumption assumes that the outstanding principal balance of the Mortgage Loans prepays at a constant prepayment rate (“CPR”) of 25% in every month of the life of such pool.

Record Date:
For each class of Adjustable Rate Certificates and any Distribution Date, the business day preceding the applicable Distribution Date, so long as such certificates are in book-entry form; and otherwise, the Record Date shall be the business day of the month immediately preceding the applicable Distribution Date. For the Class I-2X Certificates, the last day of the calendar month prior to the month of such Distribution Date.

Remittance Type:	Scheduled/Scheduled.

Delay Days:	0 (zero) days for the Offered Certificates other than the Class I-2X Certificates which have a 24 day delay.

Determination Date:
With respect to any Distribution Date and the mortgage loans, the 15th day of the calendar month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

LIBOR Determination Date:
With respect to each class of Adjustable Rate Certificates and any Distribution Date, the second LIBOR Business Day preceding the commencement of the related Interest Accrual Period. LIBOR Business Day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Interest Accrual Period:
For each class of Adjustable Rate Certificates and any Distribution Date, the Interest Accrual Period is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs or, in the case of the first period, commencing on the Closing Date, and ending on the day preceding such Distribution Date. All distributions of interest on the Adjustable Rate Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period. The Adjustable Rate Certificates will initially settle flat (no accrued interest).

For the Class I-2X Certificates and any Distribution Date, the Interest Accrual Period is the calendar month prior to the month of such Distribution Date. All distributions of interest will be based on a 360-day year and 30 days in the applicable Interest Accrual Period. The Class I-2-X Certificates will settle with accrued interest.

Prepayment Period:
Unless otherwise specified in the related servicing agreement, the Prepayment Period with respect to any Distribution Date is the calendar month prior to the month in which such Distribution Date occurs.

Servicing Fee:
With respect to each mortgage loan, a fee that accrues at the Servicing Fee Rate on the same principal balance on which the interest on the mortgage loan accrues for the calendar month. The Servicing Fee Rate for each mortgage loan is 0.375% per annum and the Master Servicing Fee Rate for each mortgage loan is 0.0015% per annum.

Advancing Obligation:
The related Servicer is obligated to advance for delinquent mortgagor payments through the date of liquidation of the property to the extent they are deemed recoverable. The Master Servicer will backstop the advancing obligations of the Servicers as further described in the pooling and servicing agreement.

Compensating Interest:
The related Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover prepayment interest shortfalls (“Prepayment Interest Shortfalls”) due to partial and/or full prepayments on the mortgage loans.

Step-up Coupon:
If the Optional Termination is not exercised, on the first Distribution Date following the Distribution Date on which it could have been exercised, the margin on the Senior Adjustable Rate Certificates will increase to 2.0 times their related initial margins and the margins on each of the Class M Certificates and the Class B Certificates will increase to 1.5 times their related initial margins.

Credit Enhancement:	1. Excess Spread 2. Overcollateralization 3. Subordination 4. Corridor Contract (for the Adjustable Rate Certificates).

Due Period:
With respect to any Distribution Date, the period commencing on the second business day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Interest Remittance Amount:
With respect to each subgroup any distribution date, the sum, without duplication, of (1) all scheduled interest collected in respect of the related mortgage loans during the related Due Period, less the Servicing Fee and master servicing fee, if any, and any related amounts required to be reimbursed to certain parties as set forth in the pooling and servicing agreement, (2) all advances relating to interest on the related mortgage loans made by the servicer, (3) all Compensating Interest with respect to the related mortgage loans, (4) insurance proceeds and liquidation proceeds received during the related Prepayment Period (or in the case of subsequent recoveries, during the related Due Period), to the extent such liquidation proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses, in each case, with respect to the mortgage loans in the related subgroup, (5) the interest portion of proceeds from mortgage loans in the related subgroup that were repurchased during the related Due Period, (6) the interest portion of the purchase price of the assets of the issuing entity allocated to the related subgroup upon exercise by the depositor or its designee of its optional termination right, and (7) the amount of any principal prepayments in full, partial principal prepayments, net liquidation proceeds, repurchase proceeds and scheduled principal payments, in that order, included in available funds and allocated to the related subgroup for such distribution date that are applied as Interest Remittance Amounts in connection with any Deferred Interest, minus (8) any amounts required to be reimbursed to certain parties as provided in the pooling and servicing agreement.

Overcollateralization Amount:
The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) over (ii) the aggregate Certificate Principal Balance of the Adjustable Rate Certificates, after taking into account the distributions of principal (other than the Overcollateralization Increase Amount) to be made on such Distribution Date.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to approximately 1.00% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) (1) prior to the Distribution Date in May 2012, 2.50% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (2) on or after the Distribution Date in May 2012, 2.00% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (y) 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-off Date (approximately $1,847,824) or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The Overcollateralization Target Amount for the Offered Certificates is expected to be fully funded on the Closing Date.

Overcollateralization Increase Amount:
With respect to any Distribution Date, an amount equal to the lesser of (i) available excess cashflow from the mortgage loans available for payment of Overcollateralization Increase Amount and (ii) the excess, if any, of (x) the Overcollateralization Target Amount for that Distribution Date, over (y) the Overcollateralization Amount for such Distribution Date.

Overcollateralization Release Amount:
With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) principal collected on the mortgage loans for that Distribution Date less the amount of any principal prepayments in full, partial principal prepayments, net liquidation proceeds, repurchase proceeds and scheduled principal payments, in that order, included in available funds and allocated to the related subgroup for such distribution date that are applied as Interest Remittance Amounts in connection with any Deferred Interest.

Excess Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount over the Overcollateralization Target Amount.

Stepdown Date:
The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class I-1A Certificates and Class I-2A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in May 2009 and (y) the first Distribution Date for which the aggregate Certificate Principal Balance of the Subordinate Certificates plus the related Overcollateralization Amount divided by the aggregate Outstanding Principal Balance of the mortgage loans is greater than or equal (i) prior to the Distribution Date in May 2012, 26.00% and (ii) on or after the Distribution Date in May 2012, 20.80%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates (including the Overcollateralization Amount) by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account distributions of principal on the mortgage loans and distribution of the Principal Distribution Amounts to the holders of the certificates then entitled to distributions of principal on such Distribution Date.

Trigger Event:	If either the Delinquency Test or the Cumulative Loss Test is violated.

Delinquency Test:
The Delinquency Test is violated with respect to any Distribution Date on or after the Stepdown Date if: (i) the three month rolling average of the sum of the Scheduled Principal Balances of the mortgage loans that are 61 days or more delinquent or are in bankruptcy or foreclosure or are REO properties as a percentage of the Scheduled Principal Balances of all of the mortgage loans as of the last day of the related Due Period, exceeds (ii) [___]% of the Credit Enhancement Percentage.

Cumulative Loss Test:
The Cumulative Loss Test is violated on any Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in                 Percentage
May 2008 through March 2008                  [%]
May 2009 through March 2009                  [%]
May 2010 through March 2010                    [%]
May 2011 through March 2011                  [%]
May 2012 through March 2012                  [%]
May 2013 and thereafter                     [%]

Realized Losses:
Any Realized Losses on the mortgage loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow, second, in reduction of the related Overcollateralization Amount, third, to the Class I-B-4 Certificates until their Certificate Principal Balance is reduced to zero, fourth, to the Class I-B-3 Certificates until their Certificate Principal Balance is reduced to zero, fifth, to the Class I-B-2 Certificates until their Certificate Principal Balance is reduced to zero, sixth, to the Class I-B-1 Certificates until their Certificate Principal Balance is reduced to zero, and seventh, to the Class I-M-3 Certificates until their Certificate Principal Balance is reduced to zero, eighth, to the Class I-M-2 Certificates until their Certificate Principal Balance is reduced to zero and ninth, to the Class I-M-1 Certificates until their Certificate Principal Balance is reduced to zero. Thereafter, Realized Losses on the subgroup I-1 mortgage loans will be allocated, first, to the Class I-1A-3 Certificates, until reduced to zero; second, to the Class I-1A-2 Certificates, until reduced to zero; and then to the Class I-1A-1 Certificates; Realized Losses on the subgroup I-2 mortgage loans will be allocated, first, to the Class I-2A-3 Certificates until zero; second, to the Class I-2A-2 Certificates until zero; and then to the Class I-2A-1 Certificates until reduced to zero.

Once Realized Losses have been allocated to the Class A Certificates or the Subordinate Certificates, such amounts with respect to such certificates will no longer accrue interest; however, such amounts may be paid thereafter to the extent of funds available from Net Monthly Excess Cashflow.

Net Rate Cap:
The net rate cap for the Class I-1A Certificates and Class I-2A Certificates is equal to the weighted average of the net rates of the mortgage loans in the related subgroup, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. In the case of the Class I-2A Certificates, the net rate cap will be further reduced by [1.000]% per annum.

The net rate cap for the Class I-M Certificates and I-B Certificates is equal to the weighted average of (i) the weighted average of the net rates on the subgroup I-1 mortgage loans and (ii) the weighted average of the net rates on the subgroup I-2 mortgage loans, weighted on the basis of the excess of (i) the aggregate principal balance of the subgroup I-1 mortgage loans over the aggregate principal balance of the Class I-A Certificates and (ii) the aggregate principal balance of the subgroup I-2 mortgage loans over the aggregate principal balance of the Class I-2A Certificates, respectively, in each case as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Pass-Through Rates:
With respect to the Adjustable Rate Certificates and any Distribution Date, the Pass-Through Rate will be the least of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, plus the related Margin, (y) the applicable Net Rate Cap, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis and (z) 10.50% per annum.

Interest Carry Forward Amount:
As of any Distribution Date, generally equal to the sum of (i) the excess of (a) the Current Interest for such Class with respect to prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on or after such prior Distribution Dates and (ii) interest thereon at the applicable pass-through rate.

Current Interest:
The Current Interest for the Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by (i) any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act and (ii) in the case of the Adjustable Rate Certificates, any Net Deferred Interest allocated to that class of certificates.

Basis Risk Shortfall Carryover Amount:
With respect to any Distribution Date, and the Adjustable Rate Certificates, the excess of (i) the amount of interest such class would have accrued on such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net Rate Cap, over (ii) the amount of interest such class of Certificates received on such Distribution Date if the Pass-Through Rate is limited to the related Net Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates (and accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the related Net Rate Cap). The ratings on each class of certificates do not address the likelihood of the payment of any Basis Risk Shortfall Carryover Amount.

Interest Payment Priority:
On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

1.  from the related Interest Remittance Amount, to the holders of the Class I-1A-1, Class I-1A-2 and Class I-1A-3 Certificates pro rata based on the amount of accrued interest payable to such classes of certificates, the Current Interest and any Interest Carry Forward Amount allocable to such Certificates; and from the related Interest Remittance Amount, to the holders of the Class I-2A-1, Class I-2A-2, Class I-2A-3 and Class I-2X Certificates pro rata based on the amount of accrued interest payable to each such classes of certificates, the Current Interest and any Interest Carry Forward Amount allocated to such classes of certificates;
2.  from the combined remaining Interest Remittance Amount, to the holders of the Class I-M-1 Certificates, the Current Interest for such certificates;
3.  from the combined remaining Interest Remittance Amount, to the holders of the Class I-M-2 Certificates, the Current Interest for such certificates;
4.  from the combined remaining Interest Remittance Amount, to the holders of the Class I-M-3 Certificates, the Current Interest for such certificates;
5.  from the combined remaining Interest Remittance Amount, to the holders of the Class I-B-1 Certificates, the Current Interest for such certificates;

6.  from the combined remaining Interest Remittance Amount, to the holders of the Class I-B-2 Certificates, the Current Interest for such certificates;
7.  from the combined remaining Interest Remittance Amount, to the holders of the Class I-B-3 Certificates, the Current Interest for such certificates; and
8.  from the combined remaining Interest Remittance Amount, to the holders of the Class I-B-4 Certificates, the Current Interest for such certificates.

Principal Payment Priority:	On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Subgroup I-1 and Subgroup I-2 Principal Distribution Amounts shall be distributed as follows:

(i)  the Subgroup I-1 Principal Distribution Amount to the holders of the Class I-1A Certificates, pro rata, until the Certificate Principal Balance of each such class has been reduced to zero; and the Subgroup I-2 Principal Distribution Amount to the holders of the Class I-2A Certificates, pro rata, until the Certificate Principal Balance of each such class has been reduced to zero; and
(ii)  sequentially, to the holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, any Subgroup I-1 and Subgroup I-2 Principal Distribution Amount remaining after the distributions described in (i) above, until the Certificate Principal Balance thereof has been reduced to zero;

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:

(i)  (x) up to an amount equal to the Class I-1A Principal Distribution Amount to the holders of the Class I-1A Certificates, pro rata, until the Certificate Principal Balance of each such class has been reduced to zero and (y) up to an amount equal to the Class I-2A Principal Distribution Amount to the holders of the Class I-2A Certificates, pro rata, until the Certificate Principal Balance of each such class has been reduced to zero;
(ii)  to the holders of the Class I-M-1 Certificates, up to an amount equal to the Class I-M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(iii)  to the holders of the Class I-M-2 Certificates, up to an amount equal to the Class I-M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)  to the holders of the Class I-M-3 Certificates, up to an amount equal to the Class I-M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(v)  to the holders of the Class I-B-1 Certificates, up to an amount equal to the Class I-B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class I-B-2 Certificates, up to an amount equal to the Class I-B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vii)  to the holders of the Class I-B-3 Certificates, up to an amount equal to the Class I-B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(viii) to the holders of the Class I-B-4 Certificates, up to an amount equal to the Class I-B-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

If on any distribution date the certificates in a subgroup are no longer outstanding, the portion of the Principal Distribution Amount or the related Class A Principal Distribution Amount, as applicable, otherwise allocable to such subgroup will be allocated among the other subgroup, pro rata, based on the aggregate certificate balance of the subgroup, after giving effect to principal distributions above, and will be distributed among the certificates in each subgroup in the manner set forth above, as applicable, until the certificate principal balance of each class is reduced to zero.

Net Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, the available distribution amount remaining after distribution of the Interest Remittance Amount and the Principal Distribution Amount as described above (“Net Monthly Excess Cashflow”) shall be distributed as follows:

(i)        to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Subgroup I-1 and Subgroup I-2 Principal Distribution Amount;
(ii)  from Net Monthly Excess Cashflow attributable to the Interest Remittance Amount from both subgroups, to the holders of the Class I-1A Certificates and Class I-2A Certificates, respectively, in an amount equal to any Interest Carry Forward Amounts to the extent unpaid from the Interest Remittance Amount;
(iii)  from Net Monthly Excess Cashflow attributable to the Interest Remittance Amount from both subgroups, to the holders of the Class I-1A Certificates and Class I-2A Certificates, respectively, in an amount equal to the previously allocated realized loss amounts, if any;
(iv)  to the holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, in an amount equal to the related Interest Carry Forward Amount and any allocated realized loss amounts allocable to such certificates;
(v)  to make payments to a reserve account, to the extent required to distribute to the holders of the Class A Certificates, pro rata, any Basis Risk Carryover Amounts for such classes;
(vi)  to make payments to a reserve account, to the extent required to distribute to the holders of the Class M Certificates and Class B Certificates, any Basis Risk Shortfall and any Basis Risk Carryover Amounts for such classes;
(vii)  To the holders of the Class B-IO Certificates and Class R Certificates, as provided in the pooling and servicing agreement.

No prepayment charges shall be distributed to the holders of the Offered Certificates.

Subgroup I-1 Principal Distribution Amount:
The Subgroup I-1 Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the related mortgage loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a related mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the related mortgage loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date allocated to the Subgroup I-1 Principal Distribution Amount based on the amount of principal for such Distribution Date and (vi) the amount of any principal prepayments in full, partial principal prepayments, net liquidation proceeds, repurchase proceeds and scheduled principal payments, in that order, which otherwise would have been included in the Subgroup I-1 Principal Distribution Amount but which are included in the related Interest Remittance Amount in connection with any deferred interest in accordance with the definition of Net Deferred Interest.

Subgroup I-2 Principal Distribution Amount:
The Sub-Group I-2 Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the related mortgage loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a related mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the related mortgage loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date allocated to the Subgroup I-2 Principal Distribution Amount based on the amount of principal for such Distribution Date and (vi) the amount of any principal prepayments in full, partial principal prepayments, net liquidation proceeds, repurchase proceeds and scheduled principal payments, in that order, which otherwise would have been included in the Subgroup I-2 Principal Distribution Amount but which are included in the related Interest Remittance Amount in connection with any deferred interest in accordance with the definition of Net Deferred Interest.

Class A Principal Distribution Amount:
For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (I) the excess of (a) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in April 2012, 26.00% and (ii) on or after the distribution date in April 2012, 20.80% and (II) 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Class I-1A Principal Distribution Amount:
The product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Subgroup I-1 Principal Distribution Amount for such distribution date and the denominator of which is the Principal Distribution Amount for both Subgroup I-1 and Subgroup I-2 for such distribution date.

Class I-2A Principal Distribution Amount:
The product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Subgroup I-2 Principal Distribution Amount  for such distribution date and the denominator of which is the Principal Distribution Amount for both Subgroup I-1 and Subgroup I-2 for such distribution date.

Class I-M-1 Principal Distribution Amount:
For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such Distribution Date) and (2) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in April 2012, 17.88% and (ii) on or after the distribution date in April 2012, 14.30%.

Class I-M-2 Principal Distribution Amount:
For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (I) he excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amounts for such Distribution Date) and (3) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in April 2012, 13.13% and (ii) on or after the distribution date in April 2012, 10.50% per annum.

Class I-M-3 Principal Distribution Amount:
For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-M-3 Certificates immediately prior to such Distribution Date over (y) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amounts for such Distribution Date), (3) the aggregate Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amounts for such Distribution Date) and (4) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in April 2012, 11.50% and (ii) on or after the distribution date in April 2012, 9.20% and (II) 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Class I-B-1 Principal Distribution Amount:
For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (I) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amounts for such Distribution Date) (3) the aggregate Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amounts for such Distribution Date), (4) the aggregate Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amounts for such Distribution Date) and (5) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in April 2012, 8.50% and (ii) on or after the distribution date in April 2012, 6.80% and (II) 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Class I-B-2 Principal Distribution Amount:
For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (I) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amounts for such Distribution Date) (3) the aggregate Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amounts for such Distribution Date), (4) the aggregate Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amounts for such Distribution Date), (5) the aggregate Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amounts for such Distribution Date) and (6) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in April 2012, 7.13% and (ii) on or after the distribution date in April 2012, 5.70%.

Class I-B-3 Principal Distribution Amount:
For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (I) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amounts for such Distribution Date) (3) the aggregate Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amounts for such Distribution Date), (4) the aggregate Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amounts for such Distribution Date), the aggregate Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amounts for such Distribution Date), (5) the aggregate Certificate Principal Balance of the Class I-B-2 Certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amounts for such Distribution Date) and (6) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in April 2012, 3.75% and (ii) on or after the distribution date in April 2012, 3.00% and (II) 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Class I-B-4 Principal Distribution Amount:
For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class I-B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (I) the excess of (a) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) over (b) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts for such Distribution Date), (2) the aggregate Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amounts for such Distribution Date) (3) the aggregate Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amounts for such Distribution Date), (4) the aggregate Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amounts for such Distribution Date), the aggregate Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amounts for such Distribution Date), (5) the aggregate Certificate Principal Balance of the Class I-B-2 Certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amounts for such Distribution Date), (6) the aggregate Certificate Principal Balance of the Class I-B-3 Certificates (after taking into account the payment of the Class I-B-3 Principal Distribution Amounts for such Distribution Date) and (7) the aggregate stated principal balance of the mortgage loans as of the last day of the related due period (after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the distribution date in April 2012, 2.50% and (ii) on or after the distribution date in April 2012, 2.00% and (II) 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date aggregates

Corridor Contract Provider:	An entity rated AAA/Aaa by S&P and Moody’s (which may include an affiliate of the Depositor and/or Underwriter).

Corridor Contracts:
A series of interest rate corridor contracts will be purchased primarily for the benefit of the (i) Class I-1A Certificates (the"Class I-1A Corridor Contract”), (ii) the Class I-2A Certificates (the"Class I-1A Corridor Contract”), (iii) the Class I-M-1 Certificates (the"Class I-M-1 Corridor Contract”), (iv) the Class I-M-2 Certificates (the "Class I-M-2 Corridor Contract”), (v) the Class I-M-3 Certificates (theClass I-M-3 Corridor Contract”), (vi) the Class I-B-1 Certificates (the"Class I-B-1 Corridor Contract”), (vii) the Class I-B-2 Certificates (the"Class I-B-2 Corridor Contract”), (viii) the Class I-B-3 Certificates (the "Class I-B-3 Corridor Contract”) and (ix) the Class I-B-4 Certificates (the"Class B-4 Corridor Contract”). The (i) Class I-1A Corridor Contract, (ii) the Class I-1A Corridor Contract and (iii) the Class I-M-1 Corridor Contract, the Class I-M-2 Corridor Contract, the Class I-M-3 Corridor Contract, the Class I-B-1 Corridor Contract, the Class I-B-2 Corridor Contract, the Class I-B-3 Corridor Contract and the Class B-4 Corridor Contract (collectively, the “Subordinate Corridor Contracts”), are collectively referred to herein as the “Corridor Contracts.” Each Corridor Contract is intended partially to mitigate the interest rate risk that could result from the difference between the related pass-through rate on the related Certificates and the related Net Rate Cap on the related Certificate or Certificates.

On each Distribution Date, payments under each Corridor Contract will be an amount equal to the product of (i) the excess of (A) the lesser of (1) the then current One-Month LIBOR for such Distribution Date (as determined under such Corridor Contract) and (2) 10.50% per annum over (B) the related strike rate set forth in such Corridor Contract, (ii) the lesser of (a) (x) in the case of the Corridor Contract relating to the Class I-1A Certificates, the aggregate Certificate Principal Balance of the Class I-1A Certificates for such Distribution Date, (y) in the case of the Corridor Contract relating to the Class I-2A Certificates, the aggregate Certificate Principal Balance of the Class I-2A Certificates for such Distribution Date and (z) in the case of the Corridor Contract relating to each Class M Certificate  or Class B Certificate,  respectively, the Certificate Principal Balance of such Class M Certificate or Class B Certificate, respectively, for such Distribution Date and (b) the related notional balance based on a certain prepayment speed for such loans on such Distribution Date as set forth in Exhibit I, and (iii) the actual number of days in the corresponding accrual period divided by 360.

On each Distribution Date, amounts received under each Corridor Contract with respect to such Distribution Date will be allocated in the following order of priority:

1       first, (i) to the holders of the Class I-1A Certificates, pro rata, from payments from the Class I-1A Corridor Contract, an amount equal to any Basis Risk Carryforward Amount for such class for such Distribution Date, (ii) from payments from the Class I-2A Corridor Contract, to the holders of the Class I-2A Certificates, pro rata, an amount equal to any Basis Risk Carryforward Amount for such class for such Distribution Date and (iii) from payments from each Subordinate Corridor Contract, to the holders of the related class of Certificates, respectively, an amount equal to any Basis Risk Carryforward Amount for such class for such Distribution Date, to the extent not covered by Net Monthly Excess Cashflow Distributions above;

2.     second, (i) to the holders of the Class I-1A Certificates, pro rata, from remaining payments from the Class I-1A Corridor Contract, an amount equal to any Current Interest and any Interest Carryforward Amount for such class for such Distribution Date, (ii) to the holders of the Class I-2A Certificates, pro rata, from remaining payments from the Corridor Contract relating to the Class I-2A Certificates, an amount equal to any Current Interest and any Interest Carryforward Amount for such class for such Distribution Date and (iii) to the holders of each of Class M Certificate and Class B Certificate, from remaining payments from the related Subordinate Corridor Contract, an amount equal to any Current Interest and any Interest Carryforward Amount for such class for such Distribution Date, in each case to the extent due to the interest portion of a Realized Loss with respect to the related mortgage loans, and in each case to the extent not covered by Interest Payment Priority and Net Monthly Excess Cashflow Distributions above;

3.     third, to the extent not paid in clauses first and second above, sequentially, (a) concurrently on a pro rata basis, (i) to the holders of the Class I-1A Certificates, pro rata, from remaining amounts paid on such Distribution Date pursuant to the Corridor Contracts other than the Class I-1A Corridor Contract, an amount equal to the sum of (A) any Basis Risk Carryforward Amounts for such class for such Distribution Date and (B) any Current Interest and any Interest Carryforward Amount, in each case to the extent due to the interest portion of a Realized Loss with respect to the related mortgage loans, for such class for such Distribution Date and (ii) to the holders of the Class I-2A Certificates, pro rata, from remaining amounts paid on such Distribution Date pursuant to the Corridor Contracts other than the Class I-2A Corridor Contract, an amount equal to the sum of (A) any Basis Risk Carryforward Amounts for such class for such Distribution Date and (B) any Current Interest and any Interest Carryforward Amount, in each case to the extent due to the interest portion of a Realized Loss with respect to the related mortgage loans, for such class for such Distribution Date and (b) (iii) sequentially, to the holders of thef Class I-M-1, Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, in each case from remaining amounts paid on such Distribution Date pursuant to the Corridor Contracts other than the related Subordinate Corridor Contract, an amount equal to the sum of (A) any Basis Risk Carryforward Amounts for such class for such Distribution Date and (B) any Current Interest and any Interest Carryforward Amount, in each case to the extent due to the interest portion of a Realized Loss with respect to the related mortgage loans, for such class for such Distribution Date; and

4.  fourth, from any remaining amounts, to the holder of the Class B-IO Certificates.

Net Deferred Interest:
On any distribution date, Deferred Interest on the mortgage loans during the related due period net of Principal Prepayments, in full or in part, net liquidation proceeds, repurchase proceeds and scheduled principal payments, in that order, available to be distributed on the Certificates on that distribution date. With respect to any Certificate as of any distribution date will be an amount equal to the product of (1) the difference, if any between (a) the lesser of (i) the related Pass-Through Rate for such Class, without regard to the related Net Rate Cap on such distribution date and (ii) related Net Rate Cap and (b) the Adjusted Rate Cap for such distribution date, (2) the Certificate Principal Balance of the Certificate immediately prior to such distribution date, and (3) the actual number of days in such Interest Accrual Period divided by 360.

Adjusted Rate Cap:
With respect to each distribution date and the related due period, the sum of (i) the Scheduled Monthly Payments owed on the mortgage loans for such due period less the Servicing Fee Rate and the Master Servicing Fee Rate and (ii) the Actual Monthly Payments received in excess of the Scheduled Monthly Payments, expressed as a per annum rate on the stated principal balance of the mortgage loans for such due period, and converted to an actual/360 basis.

Actual Monthly Payments:	For any mortgage loan and each due period, the actual monthly payments of principal and interest received during such month on such mortgage loan.

Scheduled Monthly Payments
For any mortgage loan and each Due Period, the minimum payment of principal and interest due during such due period on such mortgage loan which either is payable by a mortgagor in such due period under the related mortgage note or in the case of any mortgaged property acquired through foreclosure or deed in lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Static Pool Information
Information concerning the sponsor’s prior residential mortgage loan securitization involving prime or alternative-a mortgage loans secured by first lien mortgages or deeds of trust in residential real properties and information concerning Residential Funding Corporation’s prior residential mortgage loan securitization involving prime or alternative-a mortgage loans secured by first lien mortgages or deeds of trust in residential real properties is available on the internet at http://www.bearstearns.com/transactions/sami_ii/luminent2006-3. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance.

Special Foreclosure Rights:
The Servicers will not commence foreclosure proceedings or any alternative to foreclosure as described in the related servicing agreements with respect to a mortgage loan unless (i) no later than five business days prior to such commencement, it notifies the Master Servicer of its intention to do so, and (ii) the Controlling Class Holder, either directly or through the Master Servicer, does not, within such period, affirmatively object to such action. If the Controlling Class Holder timely and affirmatively objects to such action, then it will instruct the Master Servicer to hire three appraisal firms, identified in the Underlying Servicing Agreement to compute the fair value of the mortgaged property relating to the related mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal firm computation, a “Fair Value Price”), in each case no later than 30 days from the date of such holder’s objection. The Controlling Class Holder will, no later than 5 days after the expiration of such 30-day period, purchase (and deliver to the Servicer the purchase price for) such mortgage loan in an amount equal to the lesser of the unpaid principal balance of such mortgage loan and the average of the three Fair Value Prices determined by such appraisal firms.

In the event that the related Servicer determines not to proceed with foreclosure proceedings with respect to a mortgage loan that is 60 days’ or more delinquent, prior to taking any action with respect to such mortgage loan the related Servicer must promptly provide the Master Servicer with notice of such determination and a description of such other action as it intends to take with respect to such mortgage loan. The related Servicer is not permitted to proceed with any such action unless the Controlling Class Holder, either directly or through the Master Servicer, does not, within five business days following such notice, affirmatively object to the Servicer taking such action.

Notwithstanding anything herein to the contrary, the Controlling Class Holder shall not be entitled to any of its rights described herein with respect to a mortgage loan following its failure to purchase a mortgage loan (at price described above) on or before the 35th day following its objection to the related Servicer action. Moreover, the Controlling Class Holder shall be entitled to the foregoing rights only as long as it is the sole holder of the most junior Class of the Subordinate Certificates.

Exhibit I - Corridor Cap Terms

	Class I-1A	Class I-1A	Class I-2A	Class I-2A	Class I-M-1	Class I-M-1
Distribution	Notional	Strike	Notional	Strike	Notional	Strike
Date	Amount($)	Rate (%)	Amount ($)	Rate (%)	Amount ($)	Rate (%)
25-May-06	168,586,000.00	100	162,544,000.00	100	12,011,000.00	100
25-Jun-06	164,639,229.82	9.89	158,703,960.01	8.55	12,011,000.00	9.73
25-Jul-06	161,272,714.30	10.22	155,415,582.53	8.91	12,011,000.00	10.05
25-Aug-06	157,971,008.15	9.89	152,191,136.75	8.55	12,011,000.00	9.73
25-Sep-06	154,732,779.89	9.89	149,029,321.25	8.55	12,011,000.00	9.73
25-Oct-06	151,556,764.84	10.23	145,928,719.19	8.91	12,011,000.00	10.05
25-Nov-06	148,441,632.79	9.9	142,888,154.93	8.55	12,011,000.00	9.73
25-Dec-06	145,385,540.90	10.23	139,906,358.07	8.91	12,011,000.00	10.06
25-Jan-07	142,385,504.84	9.9	136,981,833.09	8.56	12,011,000.00	9.73
25-Feb-07	139,436,788.60	9.9	134,113,440.75	8.56	12,011,000.00	9.73
25-Mar-07	136,538,771.36	10.96	131,295,472.66	9.68	12,011,000.00	10.78
25-Apr-07	133,683,151.27	9.9	128,518,372.91	8.56	12,011,000.00	9.74
25-May-07	130,876,147.49	10.23	125,781,978.36	8.91	12,011,000.00	10.06
25-Jun-07	128,105,918.06	9.9	123,057,641.72	8.56	12,011,000.00	9.74
25-Jul-07	125,307,995.24	10.23	120,353,729.19	8.91	12,011,000.00	10.06
25-Aug-07	122,399,165.38	9.9	117,638,859.02	8.56	12,011,000.00	9.73
25-Sep-07	119,548,558.50	9.9	114,976,440.40	8.56	12,011,000.00	9.73
25-Oct-07	116,757,429.76	10.23	112,368,062.48	8.91	12,011,000.00	10.05
25-Nov-07	114,024,436.40	9.89	109,812,010.01	8.55	12,011,000.00	9.73
25-Dec-07	111,187,680.99	10.22	107,304,250.29	8.9	12,011,000.00	10.05
25-Jan-08	108,338,576.65	9.89	104,800,688.94	8.55	12,011,000.00	9.73
25-Feb-08	105,551,427.24	9.89	102,348,636.08	8.55	12,011,000.00	9.72
25-Mar-08	102,824,412.32	10.57	99,943,232.38	9.27	12,011,000.00	10.39
25-Apr-08	100,149,896.05	9.89	97,577,403.24	8.55	12,011,000.00	9.72
25-May-08	97,534,437.11	10.21	95,252,607.27	8.9	12,011,000.00	10.04
25-Jun-08	94,977,484.14	9.88	92,910,879.00	8.54	12,011,000.00	9.72
25-Jul-08	92,475,802.09	10.21	90,612,897.89	8.89	12,011,000.00	10.04
25-Aug-08	90,030,024.07	9.88	88,338,340.44	8.54	12,011,000.00	9.72
25-Sep-08	87,566,418.60	9.88	85,918,738.08	8.54	12,011,000.00	9.71
25-Oct-08	85,026,671.19	10.21	83,546,615.42	8.89	12,011,000.00	10.04
25-Nov-08	82,538,588.20	9.88	81,213,381.48	8.54	12,011,000.00	9.71
25-Dec-08	80,100,003.81	10.21	78,845,505.97	8.89	12,011,000.00	10.04
25-Jan-09	77,694,626.56	9.88	76,513,183.97	8.54	12,011,000.00	9.71
25-Feb-09	75,346,816.64	9.88	74,235,102.73	8.54	12,011,000.00	9.71
25-Mar-09	73,049,363.55	10.94	72,006,956.72	9.66	12,011,000.00	10.75
25-Apr-09	70,807,035.17	9.88	69,825,819.16	8.54	12,011,000.00	9.71
25-May-09	68,618,561.31	10.21	67,687,436.79	8.89	12,011,000.00	10.04
25-Jun-09	66,482,654.97	9.88	65,600,284.93	8.54	12,011,000.00	9.71
25-Jul-09	64,397,357.86	10.21	63,562,892.15	8.89	12,011,000.00	10.04
25-Aug-09	62,361,670.62	9.88	61,574,323.85	8.54	12,011,000.00	9.71
25-Sep-09	60,374,917.47	9.88	59,633,414.81	8.54	12,011,000.00	9.71
25-Oct-09	58,435,928.34	10.21	57,734,155.53	8.89	12,011,000.00	10.04
25-Nov-09	56,543,561.08	9.88	55,880,498.95	8.54	12,011,000.00	9.71
25-Dec-09	54,696,700.73	10.21	54,070,361.21	8.89	12,011,000.00	10.04
25-Jan-10	53,444,738.33	9.88	52,843,259.91	8.54	11,670,370.36	9.71
25-Feb-10	52,143,025.67	9.88	51,567,361.92	8.54	11,387,349.96	9.71
25-Mar-10	50,872,628.81	10.94	50,321,966.59	9.67	11,111,117.21	10.75
25-Apr-10	49,632,798.58	9.88	49,106,438.87	8.54	10,841,520.10	9.71
25-May-10	48,422,803.67	10.21	47,920,131.98	8.89	10,578,407.34	10.04
25-Jun-10	47,241,930.23	9.88	46,762,347.13	8.54	10,321,623.80	9.71
25-Jul-10	46,089,481.39	10.21	45,632,402.19	8.89	10,071,018.07	10.04
25-Aug-10	44,964,776.93	9.88	44,529,631.28	8.54	9,826,442.36	9.71
25-Sep-10	43,867,152.83	9.88	43,453,384.41	8.54	9,587,752.39	9.71
25-Oct-10	42,795,960.90	10.21	42,403,027.05	8.89	9,354,807.31	10.04
25-Nov-10	41,750,568.43	9.88	41,377,939.83	8.54	9,127,469.65	9.71
25-Dec-10	40,730,357.78	10.21	40,377,518.13	8.89	8,905,605.21	10.04
25-Jan-11	39,734,726.03	9.88	39,401,171.75	8.54	8,689,082.97	9.71
25-Feb-11	38,763,084.67	9.88	38,448,324.57	8.54	8,477,775.07	9.72
25-Mar-11	37,814,859.21	10.94	37,518,414.20	9.67	8,271,556.67	10.76
25-Apr-11	36,889,488.86	9.88	36,610,891.65	8.54	8,070,305.92	9.72
25-May-11	35,986,426.21	10.21	35,725,221.03	8.89	7,873,903.88	10.04
25-Jun-11	35,105,136.92	9.88	34,860,879.25	8.54	7,682,234.44	9.72
25-Jul-11	34,245,099.39	10.21	34,017,355.66	8.89	7,495,184.26	10.04
25-Aug-11	33,405,804.45	9.88	33,194,151.82	8.54	7,312,642.71	9.72
25-Sep-11	32,586,755.11	9.88	32,390,781.17	8.54	7,134,501.79	9.72
25-Oct-11	31,787,466.22	10.21	31,606,768.74	8.89	6,960,656.07	10.04
25-Nov-11	31,007,464.21	9.88	30,841,650.91	8.54	6,791,002.67	9.72
25-Dec-11	30,246,286.81	10.21	30,094,975.12	8.89	6,625,441.12	10.04
25-Jan-12	29,503,482.80	9.88	29,366,299.60	8.54	6,463,873.39	9.72
25-Feb-12	28,778,611.69	9.88	28,655,193.13	8.54	6,306,203.75	9.72
25-Mar-12	28,071,243.56	10.57	27,961,234.76	9.27	6,152,338.78	10.39
25-Apr-12	27,380,958.70	9.88	27,284,013.60	8.54	6,002,187.29	9.72
25-May-12	27,380,958.70	10.21	27,284,013.60	8.89	6,002,187.29	10.04
25-Jun-12	27,380,958.70	9.89	27,284,013.60	8.54	5,589,514.36	9.72
25-Jul-12	27,208,960.20	10.21	27,115,253.19	8.89	4,458,507.22	10.04
25-Aug-12	26,539,021.24	9.89	26,457,904.04	8.54	4,349,573.78	9.72
25-Sep-12	25,885,275.99	9.89	25,816,421.96	8.54	4,243,271.63	9.72
25-Oct-12	25,247,335.89	10.22	25,190,426.52	8.89	4,139,537.67	10.04
25-Nov-12	24,624,821.68	9.89	24,579,546.36	8.54	4,038,310.30	9.72
25-Dec-12	24,017,363.15	10.22	23,983,419.02	8.9	3,939,529.37	10.04
25-Jan-13	23,424,598.93	9.89	23,401,690.66	8.54	3,843,136.19	9.72
25-Feb-13	22,846,176.29	9.89	22,834,015.90	8.54	3,749,073.46	9.72
25-Mar-13	22,281,750.91	10.95	22,280,057.63	9.67	3,657,285.27	10.76
25-Apr-13	21,730,986.73	9.89	21,739,486.76	8.54	3,567,717.01	9.72
25-May-13	21,193,555.68	10.22	21,211,982.07	8.9	3,480,315.40	10.04
25-Jun-13	20,669,137.55	9.89	20,697,230.03	8.54	3,395,028.42	9.72
25-Jul-13	20,157,419.79	10.22	20,194,924.57	8.9	3,311,805.32	10.04
25-Aug-13	19,658,097.30	9.89	19,704,766.95	8.54	3,230,596.52	9.72
25-Sep-13	19,170,872.28	9.89	19,226,465.57	8.54	3,151,353.65	9.72
25-Oct-13	18,695,454.06	10.22	18,759,735.78	8.9	3,074,029.50	10.04
25-Nov-13	18,231,558.90	9.89	18,304,299.74	8.54	2,998,577.97	9.72
25-Dec-13	17,778,909.86	10.22	17,859,886.26	8.9	2,924,954.08	10.04
25-Jan-14	17,337,236.60	9.89	17,426,230.62	8.54	2,853,113.92	9.72
25-Feb-14	16,906,275.27	9.89	17,003,074.43	8.54	2,783,014.63	9.72
25-Mar-14	16,485,768.30	10.95	16,590,165.46	9.67	2,714,614.36	10.76
25-Apr-14	16,075,464.32	9.89	16,187,257.53	8.54	2,647,872.27	9.72
25-May-14	15,675,117.92	10.22	15,794,110.34	8.9	2,582,748.52	10.04
25-Jun-14	15,284,489.61	9.89	15,410,489.34	8.54	2,519,204.18	9.72
25-July-14	14,903,345.60	10.22	15,036,165.56	8.9	2,457,201.28	10.04

	Class I-M-2	Class I-M-2	Class I-M-3	Class I-M-3	Class I-B-1	Class I-B-1
Distribution	Notional	Strike	Notional	Strike	Notional	Strike
Date	Amount ($)	Rate (%)	Amount ($)	Rate (%)	Amount ($)	Rate (%)
25-May-06	7,022,000.00	100	2,402,000.00	100	4,435,000.00	100
25-Jun-06	7,022,000.00	9.74	2,402,000.00	9.74	4,435,000.00	9.74
25-Jul-06	7,022,000.00	10.07	2,402,000.00	10.07	4,435,000.00	10.07
25-Aug-06	7,022,000.00	9.74	2,402,000.00	9.74	4,435,000.00	9.74
25-Sep-06	7,022,000.00	9.74	2,402,000.00	9.74	4,435,000.00	9.74
25-Oct-06	7,022,000.00	10.07	2,402,000.00	10.07	4,435,000.00	10.07
25-Nov-06	7,022,000.00	9.75	2,402,000.00	9.75	4,435,000.00	9.75
25-Dec-06	7,022,000.00	10.07	2,402,000.00	10.07	4,435,000.00	10.07
25-Jan-07	7,022,000.00	9.75	2,402,000.00	9.75	4,435,000.00	9.75
25-Feb-07	7,022,000.00	9.75	2,402,000.00	9.75	4,435,000.00	9.75
25-Mar-07	7,022,000.00	10.79	2,402,000.00	10.79	4,435,000.00	10.79
25-Apr-07	7,022,000.00	9.75	2,402,000.00	9.75	4,435,000.00	9.75
25-May-07	7,022,000.00	10.08	2,402,000.00	10.08	4,435,000.00	10.08
25-Jun-07	7,022,000.00	9.75	2,402,000.00	9.75	4,435,000.00	9.75
25-Jul-07	7,022,000.00	10.08	2,402,000.00	10.08	4,435,000.00	10.08
25-Aug-07	7,022,000.00	9.75	2,402,000.00	9.75	4,435,000.00	9.75
25-Sep-07	7,022,000.00	9.75	2,402,000.00	9.75	4,435,000.00	9.75
25-Oct-07	7,022,000.00	10.07	2,402,000.00	10.07	4,435,000.00	10.07
25-Nov-07	7,022,000.00	9.74	2,402,000.00	9.74	4,435,000.00	9.74
25-Dec-07	7,022,000.00	10.07	2,402,000.00	10.07	4,435,000.00	10.07
25-Jan-08	7,022,000.00	9.74	2,402,000.00	9.74	4,435,000.00	9.74
25-Feb-08	7,022,000.00	9.74	2,402,000.00	9.74	4,435,000.00	9.74
25-Mar-08	7,022,000.00	10.41	2,402,000.00	10.41	4,435,000.00	10.41
25-Apr-08	7,022,000.00	9.73	2,402,000.00	9.73	4,435,000.00	9.73
25-May-08	7,022,000.00	10.06	2,402,000.00	10.06	4,435,000.00	10.06
25-Jun-08	7,022,000.00	9.73	2,402,000.00	9.73	4,435,000.00	9.73
25-Jul-08	7,022,000.00	10.05	2,402,000.00	10.05	4,435,000.00	10.05
25-Aug-08	7,022,000.00	9.73	2,402,000.00	9.73	4,435,000.00	9.73
25-Sep-08	7,022,000.00	9.73	2,402,000.00	9.73	4,435,000.00	9.73
25-Oct-08	7,022,000.00	10.05	2,402,000.00	10.05	4,435,000.00	10.05
25-Nov-08	7,022,000.00	9.73	2,402,000.00	9.73	4,435,000.00	9.73
25-Dec-08	7,022,000.00	10.05	2,402,000.00	10.05	4,435,000.00	10.05
25-Jan-09	7,022,000.00	9.73	2,402,000.00	9.73	4,435,000.00	9.73
25-Feb-09	7,022,000.00	9.73	2,402,000.00	9.73	4,435,000.00	9.73
25-Mar-09	7,022,000.00	10.77	2,402,000.00	10.77	4,435,000.00	10.77
25-Apr-09	7,022,000.00	9.73	2,402,000.00	9.73	4,435,000.00	9.73
25-May-09	7,022,000.00	10.05	2,402,000.00	10.05	4,435,000.00	10.05
25-Jun-09	7,022,000.00	9.73	2,402,000.00	9.73	4,435,000.00	9.73
25-Jul-09	7,022,000.00	10.05	2,402,000.00	10.05	4,435,000.00	10.05
25-Aug-09	7,022,000.00	9.73	2,402,000.00	9.73	4,435,000.00	9.73
25-Sep-09	7,022,000.00	9.73	2,402,000.00	9.73	4,435,000.00	9.73
25-Oct-09	7,022,000.00	10.05	2,402,000.00	10.05	4,435,000.00	10.05
25-Nov-09	7,022,000.00	9.73	2,402,000.00	9.73	4,435,000.00	9.73
25-Dec-09	7,022,000.00	10.05	2,402,000.00	10.05	4,435,000.00	10.05
25-Jan-10	6,822,857.43	9.73	2,333,879.74	9.73	4,309,224.26	9.73
25-Feb-10	6,657,395.01	9.73	2,277,280.38	9.73	4,204,720.43	9.73
25-Mar-10	6,495,900.84	10.77	2,222,038.43	10.77	4,102,722.91	10.77
25-Apr-10	6,338,286.08	9.73	2,168,123.49	9.73	4,003,175.56	9.73
25-May-10	6,184,462.27	10.05	2,115,505.32	10.05	3,906,022.52	10.05
25-Jun-10	6,034,338.71	9.73	2,064,152.89	9.73	3,811,206.52	9.73
25-Jul-10	5,887,826.90	10.05	2,014,035.92	10.05	3,718,671.65	10.05
25-Aug-10	5,744,840.42	9.73	1,965,124.85	9.73	3,628,363.32	9.73
25-Sep-10	5,605,294.92	9.73	1,917,390.83	9.73	3,540,228.28	9.73
25-Oct-10	5,469,108.06	10.05	1,870,805.69	10.05	3,454,214.51	10.05
25-Nov-10	5,336,199.48	9.73	1,825,341.95	9.73	3,370,271.24	9.73
25-Dec-10	5,206,490.70	10.05	1,780,972.75	10.05	3,288,348.94	10.05
25-Jan-11	5,079,905.14	9.73	1,737,671.91	9.73	3,208,399.22	9.73
25-Feb-11	4,956,368.04	9.73	1,695,413.85	9.73	3,130,374.86	9.73
25-Mar-11	4,835,806.42	10.77	1,654,173.60	10.77	3,054,229.78	10.77
25-Apr-11	4,718,149.05	9.73	1,613,926.80	9.73	2,979,918.97	9.73
25-May-11	4,603,326.37	10.05	1,574,649.67	10.05	2,907,398.53	10.05
25-Jun-11	4,491,270.52	9.73	1,536,318.97	9.73	2,836,625.57	9.73
25-Jul-11	4,381,915.24	10.05	1,498,912.05	10.05	2,767,558.26	10.05
25-Aug-11	4,275,195.83	9.73	1,462,406.78	9.73	2,700,155.73	9.73
25-Sep-11	4,171,049.17	9.73	1,426,781.56	9.73	2,634,378.10	9.73
25-Oct-11	4,069,413.62	10.05	1,392,015.31	10.05	2,570,186.47	10.05
25-Nov-11	3,970,229.02	9.73	1,358,087.45	9.73	2,507,542.82	9.73
25-Dec-11	3,873,436.65	10.06	1,324,977.90	10.06	2,446,410.07	10.06
25-Jan-12	3,778,979.18	9.73	1,292,667.05	9.73	2,386,752.02	9.73
25-Feb-12	3,686,800.66	9.73	1,261,135.74	9.73	2,328,533.31	9.73
25-Mar-12	3,596,846.47	10.4	1,230,365.31	10.4	2,271,719.47	10.4
25-Apr-12	3,509,063.29	9.73	1,200,337.51	9.73	2,216,276.80	9.73
25-May-12	3,509,063.29	10.06	1,200,337.51	10.06	1,791,394.96	10.06
25-Jun-12	2,671,842.42	9.73	913,951.22	9.73	1,687,499.45	9.73
25-Jul-12	2,606,580.44	10.06	891,627.20	10.06	1,646,280.87	10.06
25-Aug-12	2,542,894.60	9.73	869,842.33	9.73	1,606,057.76	9.73
25-Sep-12	2,480,747.10	9.73	848,583.67	9.73	1,566,806.24	9.73
25-Oct-12	2,420,101.04	10.06	827,838.61	10.06	1,528,503.00	10.06
25-Nov-12	2,360,920.40	9.73	807,594.82	9.73	1,491,125.32	9.73
25-Dec-12	2,303,170.03	10.06	787,840.27	10.06	1,454,650.96	10.06
25-Jan-13	2,246,815.61	9.73	768,563.24	9.73	1,419,058.28	9.73
25-Feb-13	2,191,823.65	9.73	749,752.26	9.73	1,384,326.10	9.73
25-Mar-13	2,138,161.45	10.78	731,396.15	10.78	1,350,433.78	10.78
25-Apr-13	2,085,797.09	9.73	713,483.99	9.73	1,317,361.16	9.73
25-May-13	2,034,699.42	10.06	696,005.13	10.06	1,285,088.57	10.06
25-Jun-13	1,984,838.03	9.73	678,949.15	9.73	1,253,596.79	9.73
25-Jul-13	1,936,183.24	10.06	662,305.92	10.06	1,222,867.09	10.06
25-Aug-13	1,888,706.08	9.73	646,065.51	9.73	1,192,881.15	9.73
25-Sep-13	1,842,378.26	9.73	630,218.26	9.73	1,163,621.13	9.73
25-Oct-13	1,797,172.19	10.06	614,754.71	10.06	1,135,069.59	10.06
25-Nov-13	1,753,060.90	9.73	599,665.66	9.73	1,107,209.50	9.73
25-Dec-13	1,710,018.12	10.06	584,942.11	10.06	1,080,024.26	10.06
25-Jan-14	1,668,018.15	9.73	570,575.28	9.73	1,053,497.65	9.73
25-Feb-14	1,627,035.94	9.73	556,556.58	9.73	1,027,613.84	9.73
25-Mar-14	1,587,047.04	10.78	542,877.67	10.78	1,002,357.39	10.78
25-Apr-14	1,548,027.57	9.73	529,530.36	9.73	977,713.22	9.73
25-May-14	1,509,954.21	10.06	516,506.70	10.06	953,666.61	10.06
25-Jun-14	1,472,804.24	9.73	503,798.89	9.73	930,203.19	9.73
25-Jul-14	1,436,555.44	10.06	491,399.34	10.06	907,308.94	10.06

	Class I-B-2	Class I-B-2	Class I-B-3	Class I-B-3	Class I-B-4	Class I-B-4
Distribution	Notional	Strike	Notional	Strike	Notional	Strike
Date	Amount ($)	Rate (%)	Amount ($)	Rate (%)	Amount ($)	Rate (%)
25-May-06	2,033,000.00	100	4,989,000.00	100	1,848,000.00	100
25-Jun-06	2,033,000.00	9.74	4,989,000.00	9.74	1,848,000.00	9.74
25-Jul-06	2,033,000.00	10.07	4,989,000.00	10.07	1,848,000.00	10.07
25-Aug-06	2,033,000.00	9.74	4,989,000.00	9.74	1,848,000.00	9.74
25-Sep-06	2,033,000.00	9.74	4,989,000.00	9.74	1,848,000.00	9.74
25-Oct-06	2,033,000.00	10.07	4,989,000.00	10.07	1,848,000.00	10.07
25-Nov-06	2,033,000.00	9.75	4,989,000.00	9.75	1,848,000.00	9.75
25-Dec-06	2,033,000.00	10.07	4,989,000.00	10.07	1,848,000.00	10.07
25-Jan-07	2,033,000.00	9.75	4,989,000.00	9.75	1,848,000.00	9.75
25-Feb-07	2,033,000.00	9.75	4,989,000.00	9.75	1,848,000.00	9.75
25-Mar-07	2,033,000.00	10.79	4,989,000.00	10.79	1,848,000.00	10.79
25-Apr-07	2,033,000.00	9.75	4,989,000.00	9.75	1,848,000.00	9.75
25-May-07	2,033,000.00	10.08	4,989,000.00	10.08	1,848,000.00	10.08
25-Jun-07	2,033,000.00	9.75	4,989,000.00	9.75	1,848,000.00	9.75
25-Jul-07	2,033,000.00	10.08	4,989,000.00	10.08	1,848,000.00	10.08
25-Aug-07	2,033,000.00	9.75	4,989,000.00	9.75	1,848,000.00	9.75
25-Sep-07	2,033,000.00	9.75	4,989,000.00	9.75	1,848,000.00	9.75
25-Oct-07	2,033,000.00	10.07	4,989,000.00	10.07	1,848,000.00	10.07
25-Nov-07	2,033,000.00	9.74	4,989,000.00	9.74	1,848,000.00	9.74
25-Dec-07	2,033,000.00	10.07	4,989,000.00	10.07	1,848,000.00	10.07
25-Jan-08	2,033,000.00	9.74	4,989,000.00	9.74	1,848,000.00	9.74
25-Feb-08	2,033,000.00	9.74	4,989,000.00	9.74	1,848,000.00	9.74
25-Mar-08	2,033,000.00	10.41	4,989,000.00	10.41	1,848,000.00	10.41
25-Apr-08	2,033,000.00	9.73	4,989,000.00	9.73	1,848,000.00	9.73
25-May-08	2,033,000.00	10.06	4,989,000.00	10.06	1,848,000.00	10.06
25-Jun-08	2,033,000.00	9.73	4,989,000.00	9.73	1,848,000.00	9.73
25-Jul-08	2,033,000.00	10.05	4,989,000.00	10.05	1,848,000.00	10.05
25-Aug-08	2,033,000.00	9.73	4,989,000.00	9.73	1,848,000.00	9.73
25-Sep-08	2,033,000.00	9.73	4,989,000.00	9.73	1,848,000.00	9.73
25-Oct-08	2,033,000.00	10.05	4,989,000.00	10.05	1,848,000.00	10.05
25-Nov-08	2,033,000.00	9.73	4,989,000.00	9.73	1,848,000.00	9.73
25-Dec-08	2,033,000.00	10.05	4,989,000.00	10.05	1,848,000.00	10.05
25-Jan-09	2,033,000.00	9.73	4,989,000.00	9.73	1,848,000.00	9.73
25-Feb-09	2,033,000.00	9.73	4,989,000.00	9.73	1,848,000.00	9.73
25-Mar-09	2,033,000.00	10.77	4,989,000.00	10.77	1,848,000.00	10.77
25-Apr-09	2,033,000.00	9.73	4,989,000.00	9.73	1,848,000.00	9.73
25-May-09	2,033,000.00	10.05	4,989,000.00	10.05	1,848,000.00	10.05
25-Jun-09	2,033,000.00	9.73	4,989,000.00	9.73	1,848,000.00	9.73
25-Jul-09	2,033,000.00	10.05	4,989,000.00	10.05	1,848,000.00	10.05
25-Aug-09	2,033,000.00	9.73	4,989,000.00	9.73	1,848,000.00	9.73
25-Sep-09	2,033,000.00	9.73	4,989,000.00	9.73	1,848,000.00	9.73
25-Oct-09	2,033,000.00	10.05	4,989,000.00	10.05	1,848,000.00	10.05
25-Nov-09	2,033,000.00	9.73	4,989,000.00	9.73	1,848,000.00	9.73
25-Dec-09	2,033,000.00	10.05	4,989,000.00	10.05	1,848,000.00	10.05
25-Jan-10	1,975,344.51	9.73	4,847,512.92	9.73	1,795,591.08	9.73
25-Feb-10	1,927,440.05	9.73	4,729,954.96	9.73	1,752,045.85	9.73
25-Mar-10	1,880,684.48	10.77	4,615,216.36	10.77	1,709,544.97	10.77
25-Apr-10	1,835,052.07	9.73	4,503,234.02	9.73	1,668,065.04	9.73
25-May-10	1,790,517.20	10.05	4,393,945.07	10.05	1,627,582.78	10.05
25-Jun-10	1,747,053.63	9.73	4,287,285.08	9.73	1,588,074.33	9.73
25-Jul-10	1,704,635.73	10.05	4,183,191.17	10.05	1,549,516.39	10.05
25-Aug-10	1,663,238.48	9.73	4,081,601.94	9.73	1,511,886.23	9.73
25-Sep-10	1,622,837.45	9.73	3,982,457.47	9.73	1,475,161.64	9.73
25-Oct-10	1,583,408.81	10.05	3,885,699.25	10.05	1,439,320.95	10.05
25-Nov-10	1,544,929.30	9.73	3,791,270.18	9.73	1,404,343.01	9.73
25-Dec-10	1,507,376.19	10.05	3,699,114.51	10.05	1,370,207.18	10.05
25-Jan-11	1,470,727.31	9.73	3,609,177.83	9.73	1,336,893.29	9.73
25-Feb-11	1,434,961.01	9.73	3,521,407.03	9.73	1,304,381.68	9.73
25-Mar-11	1,400,056.17	10.77	3,435,750.25	10.77	1,272,653.13	10.77
25-Apr-11	1,365,992.17	9.73	3,352,156.88	9.73	1,241,688.90	9.73
25-May-11	1,332,748.86	10.05	3,270,577.51	10.05	1,211,470.68	10.05
25-Jun-11	1,300,306.60	9.73	3,190,963.92	9.73	1,181,980.62	9.73
25-Jul-11	1,268,646.21	10.05	3,113,269.03	10.05	1,153,201.28	10.05
25-Aug-11	1,237,748.95	9.73	3,037,446.88	9.73	1,125,115.62	9.73
25-Sep-11	1,207,596.55	9.73	2,963,452.62	9.73	1,097,707.04	9.73
25-Oct-11	1,178,171.16	10.05	2,891,242.46	10.05	1,070,959.32	10.05
25-Nov-11	1,149,455.37	9.73	2,820,773.65	9.73	1,044,856.63	9.73
25-Dec-11	1,121,432.17	10.06	2,752,004.48	10.06	1,019,383.50	10.06
25-Jan-12	1,094,084.97	9.73	2,684,894.21	9.73	994,524.85	9.73
25-Feb-12	1,067,397.57	9.73	2,619,403.09	9.73	970,265.97	9.73
25-Mar-12	1,041,354.15	10.4	2,555,492.31	10.4	946,592.46	10.4
25-Apr-12	1,015,939.29	9.73	2,493,124.00	9.73	922,471.03	9.73
25-May-12	792,910.32	10.06	1,945,808.94	10.06	314,308.62	10.06
25-Jun-12	773,548.23	9.73	1,898,294.20	9.73	261,511.46	9.73
25-Jul-12	754,653.67	10.06	1,851,926.78	10.06	209,989.18	10.06
25-Aug-12	736,215.43	9.73	1,806,679.18	9.73	159,711.21	9.73
25-Sep-12	718,222.57	9.73	1,762,524.53	9.73	110,647.71	9.73
25-Oct-12	700,664.40	10.06	1,719,436.64	10.06	62,769.55	10.06
25-Nov-12	683,530.50	9.73	1,677,389.90	9.73	16,048.29	9.73
25-Dec-12	666,810.69	10.06	1,606,815.53	10.06
25-Jan-13	650,495.04	9.73	1,522,286.72	9.73
25-Feb-13	634,573.84	9.73	1,439,801.54	9.73
25-Mar-13	619,037.63	10.78	1,359,310.92	10.78
25-Apr-13	603,877.17	9.73	1,280,767.00	9.73
25-May-13	589,083.44	10.06	1,204,123.06	10.06
25-Jun-13	574,647.64	9.73	1,129,333.47	9.73
25-Jul-13	560,561.17	10.06	1,056,353.73	10.06
25-Aug-13	546,815.65	9.73	985,140.36	9.73
25-Sep-13	533,402.88	9.73	915,650.96	9.73
25-Oct-13	520,314.88	10.06	847,844.10	10.06
25-Nov-13	507,543.84	9.73	781,679.39	9.73
25-Dec-13	495,082.15	10.06	717,117.36	10.06
25-Jan-14	482,922.37	9.73	654,119.52	9.73
25-Feb-14	471,057.26	9.73	592,648.26	9.73
25-Mar-14	459,479.73	10.78	532,666.91	10.78
25-Apr-14	448,182.86	9.73	474,139.65	9.73
25-May-14	437,159.91	10.06	417,031.53	10.06
25-Jun-14	426,404.30	9.73	361,308.43	9.73
25-Jul-14	415,909.60	10.06	306,937.04	10.06

Exhibit II- Available Funds Cap Schedule

	Class I-1A-1	Class I-1A-2	Class I-1A-3	Class I-2A-1	Class I-2A-2	Class I-2A-3
Distribution	Effective	Effective	Effective	Effective	Effective	Effective
Date	Coupon	Coupon	Coupon	Coupon	Coupon	Coupon
25-May-06	5.03	5.09	5.13	5.03	5.09	5.13
25-Jun-06 and thereafter	10.50	10.50	10.50	10.50	10.50	10.50

	Class I-M-1	Class I-M-2	Class I-M-3	Class I-B-1	Class I-B-2	Class I-B-3	Class I-B-4
Distribution	Effective	Effective	Effective	Effective	Effective	Effective	Effective
Date	Coupon	Coupon	Coupon	Coupon	Coupon	Coupon	Coupon
25-May-06	5.20	5.22	5.24	5.40	5.42	6.57	6.92
25-Jun-06 and thereafter	10.50	10.50	10.50	10.50	10.50	10.50	10.50

Exhibit III - Yield Tables
Class I-1A-1 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	7.88	5.39	3.96	3.07	2.47	2.03	1.39	1.00
Prin. Start Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
Prin. End Date	6/25/2025	1/25/2020	9/25/2016	7/25/2014	1/25/2013	11/25/2011	5/25/2010	4/25/2009
Prin. Window Len	230	165	125	99	81	67	49	36
Yield	5.31	5.32	5.32	5.32	5.32	5.32	5.32	5.32

Class 1-1A-2 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	7.88	5.39	3.96	3.07	2.47	2.03	1.39	1.00
Prin. Start Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
Prin. End Date	6/25/2025	1/25/2020	9/25/2016	7/25/2014	1/25/2013	11/25/2011	5/25/2010	4/25/2009
Prin. Window Len	230	165	125	99	81	67	49	36
Yield	5.38	5.38	5.38	5.38	5.38	5.38	5.38	5.38

Class I-1A-3 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	7.88	5.39	3.96	3.07	2.47	2.03	1.39	1.00
Prin. Start Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
Prin. End Date	6/25/2025	1/25/2020	9/25/2016	7/25/2014	1/25/2013	11/25/2011	5/25/2010	4/25/2009
Prin. Window Len	230	165	125	99	81	67	49	36
Yield	5.42	5.42	5.42	5.42	5.42	5.42	5.42	5.42

Class I-2A-1 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.06	5.48	4.01	3.10	2.48	2.03	1.39	1.00
Prin. Start Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
Prin. End Date	6/25/2025	1/25/2020	9/25/2016	7/25/2014	1/25/2013	11/25/2011	5/25/2010	4/25/2009
Prin. Window Len	230	165	125	99	81	67	49	36
Yield	5.31	5.32	5.32	5.32	5.32	5.32	5.32	5.32

Class I-2A-2 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.06	5.48	4.01	3.10	2.48	2.03	1.39	1.00
Prin. Start Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
Prin. End Date	6/25/2025	1/25/2020	9/25/2016	7/25/2014	1/25/2013	11/25/2011	5/25/2010	4/25/2009
Prin. Window Len	230	165	125	99	81	67	49	36
Yield	5.38	5.38	5.38	5.38	5.38	5.38	5.38	5.38

Class I-2A-3 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.06	5.48	4.01	3.10	2.48	2.03	1.39	1.00
Prin. Start Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
Prin. End Date	6/25/2025	1/25/2020	9/25/2016	7/25/2014	1/25/2013	11/25/2011	5/25/2010	4/25/2009
Prin. Window Len	230	165	125	99	81	67	49	36
Yield	5.42	5.42	5.42	5.42	5.42	5.42	5.42	5.42

Class I-M-1 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.38	9.50	7.40	5.98	4.95	4.28	3.83	3.07
Prin. Start Date	8/25/2013	6/25/2012	12/25/2010	11/25/2009	5/25/2009	7/25/2009	11/25/2009	4/25/2009
Prin. End Date	6/25/2025	1/25/2020	9/25/2016	7/25/2014	1/25/2013	11/25/2011	5/25/2010	5/25/2009
Prin. Window Len	143	92	70	57	45	29	7	2
Yield	5.49	5.49	5.49	5.49	5.49	5.49	5.49	5.49

Class I-M-2 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.38	9.48	7.39	5.97	4.95	4.25	3.64	3.08
Prin. Start Date	8/25/2013	5/25/2012	12/25/2010	11/25/2009	5/25/2009	6/25/2009	9/25/2009	5/25/2009
Prin. End Date	6/25/2025	1/25/2020	9/25/2016	7/25/2014	1/25/2013	11/25/2011	5/25/2010	5/25/2009
Prin. Window Len	143	93	70	57	45	30	9	1
Yield	5.51	5.51	5.51	5.51	5.51	5.51	5.51	5.51

Class I-M-3 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.38	9.48	7.39	5.97	4.94	4.24	3.56	3.08
Prin. Start Date	8/25/2013	5/25/2012	12/25/2010	11/25/2009	5/25/2009	6/25/2009	8/25/2009	5/25/2009
Prin. End Date	6/25/2025	1/25/2020	9/25/2016	7/25/2014	1/25/2013	11/25/2011	5/25/2010	5/25/2009
Prin. Window Len	143	93	70	57	45	30	10	1
Yield	5.53	5.53	5.53	5.53	5.53	5.53	5.53	5.53

Class I-B-1 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.38	9.48	7.38	5.96	4.94	4.23	3.53	3.08
Prin. Start Date	8/25/2013	4/25/2012	12/25/2010	11/25/2009	5/25/2009	5/25/2009	7/25/2009	5/25/2009
Prin. End Date	6/25/2025	1/25/2020	9/25/2016	7/25/2014	1/25/2013	11/25/2011	5/25/2010	5/25/2009
Prin. Window Len	143	94	70	57	45	31	11	1
Yield	5.7	5.7	5.7	5.7	5.7	5.7	5.7	5.7

Class I-B-2 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.38	9.46	7.37	5.96	4.94	4.22	3.51	3.08
Prin. Start Date	8/25/2013	4/25/2012	12/25/2010	11/25/2009	5/25/2009	5/25/2009	6/25/2009	5/25/2009
Prin. End Date	6/25/2025	1/25/2020	9/25/2016	7/25/2014	1/25/2013	11/25/2011	5/25/2010	5/25/2009
Prin. Window Len	143	94	70	57	45	31	12	1
Yield	5.72	5.72	5.72	5.72	5.72	5.72	5.72	5.72

Class I-B-3 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.11	9.25	7.20	5.82	4.85	4.19	3.43	3.08
Prin. Start Date	8/25/2013	4/25/2012	12/25/2010	11/25/2009	5/25/2009	5/25/2009	5/25/2009	5/25/2009
Prin. End Date	6/25/2025	1/25/2020	9/25/2016	7/25/2014	1/25/2013	11/25/2011	5/25/2010	5/25/2009
Prin. Window Len	143	94	70	57	45	31	13	1
Yield	6.92	6.92	6.92	6.92	6.92	6.92	6.92	6.92

Class I-B-4 to Call
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	11.96	8.37	6.52	5.37	4.56	3.87	3.16	3.08
Prin. Start Date	8/25/2013	4/25/2012	12/25/2010	11/25/2009	5/25/2009	5/25/2009	5/25/2009	5/25/2009
Prin. End Date	1/25/2022	5/25/2017	8/25/2014	11/25/2012	3/25/2012	4/25/2011	11/25/2009	5/25/2009
Prin. Window Len	102	62	45	37	35	24	7	1
Yield	7.28	7.28	7.28	7.28	7.28	7.28	7.28	7.28

Class I-1A-1 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.22	5.74	4.26	3.32	2.68	2.20	1.52	1.00
Prin. Start Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
Prin. End Date	1/25/2035	10/25/2031	5/25/2027	8/25/2023	11/25/2020	7/25/2018	4/25/2015	4/25/2009
Prin. Window Len	345	306	253	208	175	147	108	36
Yield	5.32	5.32	5.32	5.33	5.33	5.33	5.33	5.32

Class I-1A-2 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.22	5.74	4.26	3.32	2.68	2.20	1.52	1.00
Prin. Start Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
Prin. End Date	1/25/2035	10/25/2031	5/25/2027	8/25/2023	11/25/2020	7/25/2018	4/25/2015	4/25/2009
Prin. Window Len	345	306	253	208	175	147	108	36
Yield	5.38	5.39	5.39	5.39	5.39	5.4	5.4	5.38

Class I-1A-3 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.22	5.74	4.26	3.32	2.68	2.20	1.52	1.00
Prin. Start Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
Prin. End Date	1/25/2035	10/25/2031	5/25/2027	8/25/2023	11/25/2020	7/25/2018	4/25/2015	4/25/2009
Prin. Window Len	345	306	253	208	175	147	108	36
Yield	5.42	5.43	5.43	5.44	5.44	5.44	5.44	5.42

Class I-2A-1 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.48	5.89	4.34	3.36	2.70	2.21	1.52	1.00
Prin. Start Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
Prin. End Date	9/25/2035	8/25/2032	1/25/2028	12/25/2023	11/25/2020	6/25/2018	3/25/2015	4/25/2009
Prin. Window Len	353	316	261	212	175	146	107	36
Yield	5.32	5.32	5.33	5.33	5.33	5.33	5.33	5.32

Class I-2A-2 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.48	5.89	4.34	3.36	2.70	2.21	1.52	1.00
Prin. Start Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
Prin. End Date	9/25/2035	8/25/2032	1/25/2028	12/25/2023	11/25/2020	6/25/2018	3/25/2015	4/25/2009
Prin. Window Len	353	316	261	212	175	146	107	36
Yield	5.38	5.39	5.39	5.39	5.39	5.4	5.4	5.38

Class I-2A-3 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	8.48	5.89	4.34	3.36	2.70	2.21	1.52	1.00
Prin. Start Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
Prin. End Date	9/25/2035	8/25/2032	1/25/2028	12/25/2023	11/25/2020	6/25/2018	3/25/2015	4/25/2009
Prin. Window Len	353	316	261	212	175	146	107	36
Yield	5.43	5.43	5.43	5.44	5.44	5.44	5.44	5.42

Class I-M-1 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	14.13	10.21	7.98	6.44	5.33	4.62	4.12	4.97
Prin. Start Date	8/25/2013	6/25/2012	12/25/2010	11/25/2009	5/25/2009	7/25/2009	11/25/2009	4/25/2009
Prin. End Date	5/25/2032	12/25/2026	5/25/2022	2/25/2019	10/25/2016	2/25/2015	9/25/2012	1/25/2013
Prin. Window Len	226	175	138	112	90	68	35	46
Yield	5.5	5.5	5.5	5.5	5.5	5.5	5.5	5.56

Class I-M-2 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	14.03	10.08	7.87	6.35	5.26	4.54	3.92	4.10
Prin. Start Date	8/25/2013	5/25/2012	12/25/2010	11/25/2009	5/25/2009	6/25/2009	9/25/2009	2/25/2010
Prin. End Date	12/25/2030	3/25/2025	12/25/2020	12/25/2017	10/25/2015	4/25/2014	4/25/2012	12/25/2010
Prin. Window Len	209	155	121	98	78	59	32	11
Yield	5.52	5.52	5.52	5.52	5.52	5.52	5.53	5.56

Class I-M-3 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.93	9.98	7.78	6.29	5.20	4.49	3.81	3.78
Prin. Start Date	8/25/2013	5/25/2012	12/25/2010	11/25/2009	5/25/2009	6/25/2009	8/25/2009	12/25/2009
Prin. End Date	7/25/2029	10/25/2023	9/25/2019	12/25/2016	1/25/2015	7/25/2013	12/25/2011	7/25/2010
Prin. Window Len	192	138	106	86	69	50	29	8
Yield	5.54	5.54	5.54	5.54	5.54	5.54	5.55	5.57

Class I-B-1 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.81	9.86	7.68	6.20	5.14	4.43	3.73	3.61
Prin. Start Date	8/25/2013	4/25/2012	12/25/2010	11/25/2009	5/25/2009	5/25/2009	7/25/2009	9/25/2009
Prin. End Date	11/25/2028	2/25/2023	3/25/2019	7/25/2016	8/25/2014	4/25/2013	9/25/2011	5/25/2010
Prin. Window Len	184	131	100	81	64	48	27	9
Yield	5.7	5.71	5.71	5.71	5.71	5.71	5.71	5.74

Class I-B-2 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.61	9.67	7.53	6.09	5.04	4.33	3.65	3.44
Prin. Start Date	8/25/2013	4/25/2012	12/25/2010	11/25/2009	5/25/2009	5/25/2009	6/25/2009	8/25/2009
Prin. End Date	4/25/2027	8/25/2021	12/25/2017	7/25/2015	11/25/2013	8/25/2012	3/25/2011	1/25/2010
Prin. Window Len	165	113	85	69	55	40	22	6
Yield	5.72	5.72	5.72	5.72	5.72	5.73	5.73	5.75

Class I-B-3 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	13.13	9.27	7.22	5.83	4.86	4.24	3.48	3.27
Prin. Start Date	8/25/2013	4/25/2012	12/25/2010	11/25/2009	5/25/2009	5/25/2009	5/25/2009	6/25/2009
Prin. End Date	3/25/2026	9/25/2020	3/25/2017	12/25/2014	5/25/2013	4/25/2012	12/25/2010	10/25/2009
Prin. Window Len	152	102	76	62	49	36	20	5
Yield	6.92	6.92	6.92	6.92	6.92	6.93	6.93	6.97

Class I-B-4 to Maturity
Price: 100-00	10.00% CPR	15.00% CPR	20.00% CPR	25.00% CPR	30.00% CPR	35.00% CPR	45.00% CPR	55.00% CPR
Avg. Life	11.96	8.37	6.52	5.37	4.56	3.87	3.16	3.14
Prin. Start Date	8/25/2013	4/25/2012	12/25/2010	11/25/2009	5/25/2009	5/25/2009	5/25/2009	5/25/2009
Prin. End Date	1/25/2022	5/25/2017	8/25/2014	11/25/2012	3/25/2012	4/25/2011	11/25/2009	6/25/2009
Prin. Window Len	102	62	45	37	35	24	7	2
Yield	7.28	7.28	7.28	7.28	7.28	7.28	7.28	7.3

Contact Information

MBS Trading
Michael Nierenberg
Senior Managing Director

Paul Van Lingen
Senior Managing Director

MBS Structuring

Mark Michael
Managing Director

MBS Banking

Baron Silverstein
Senior Managing Director

Jeff Maggard
Managing Director

Samantha Fong
Analyst

Syndicate

Carol Fuller
Senior Managing Director

Angela Ward
Vice-President

Rating Agencies

Julia Clements- S&P

Todd Swanson - Moody’s

Tel: (212) 272-4976
mnierenberg@bear.com

Tel: (212) 272-4976
pvanlingen@bear.com

Tel: (212) 272-5451
mmichael@bear.com

Tel: (212) 272-3877
bsilverstein@bear.com

Tel: (212) 272-3877
jmaggard@bear.com

Tel: (212) 272-7247
sfong@bear.com

Tel: (212) 272-4955
cfuller@bear.com

Tel: (212) 272-4955
adward@bear.com

Tel: (212) 438-8432
julia_clements@standardandpoors.com

Tel: (415) 274-1714
todd.swanson@moodys.com

Luminent Mortgage Trust 2006-3
Mortgage Pass-Through Certificates, Series 2006-3 Group II
Marketing Materials

New Issue Marketing Materials

$311,647,000 (approximate)

Luminent Mortgage Trust 2006-3
Mortgage Pass-Through Certificates, Series 2006-3 Group II

Structured Asset Mortgage Investments II Inc.
Depositor

Wells Fargo Bank, N.A.
Master Servicer

Bear, Stearns & Co. Inc.
Lead Underwriter

Wachovia Securities
Co-Manager

All Statistical Information is based upon information as of April 1, 2006

April 24, 2006

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976 April 24, 2006
This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative. All amounts are approximate and subject to change.

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/sami or visit the following website: www.bearstearns.com/prospectus/sami for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of non-delivery.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein.  Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information.  Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed.  Performance results are based on mathematical models that use inputs to calculate results.  As with all models, results may vary significantly depending upon the value given to the inputs.  Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments),  interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data,  reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements).  Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce.  Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current.  Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

 Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid  and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

$313,668,000 (approx)
Luminent Mortgage Trust 2006-3
Mortgage Pass-Through Certificates, Series 2006-3 Group II
Hybrid ARM Mortgage Loans
Class	Certificate Size (1)	Ratings Fitch/Moody’s	Credit Enhance %age (2)	Interest Rate Type	Collateral Type	Certificate Type
II-1A-1	$ 47,866,000	AAA/Aaa	14.70%	Variable (3)	3-Yr. Hybrid	Group II-1 Super Senior PT
II-1A-2	$ 4,124,000	AAA/Aa1	7.35%	Variable (3)	3-Yr. Hybrid	Group II-1 Senior Support PT
II-1X-1	Notional (4)	AAA/Aaa	7.35%	FIXED (4)	3-Yr. Hybrid	Group II-1 Senior Interest Only
II-2A-1	$149,218,000	AAA/Aaa	14.70%	Variable (5)	5-Yr. Conforming Hybrid	Group II-2 Super Senior PT
II-2A-2	$ 12,858,000	AAA/Aa1	7.35%	Variable (5)	5-Yr. Conforming Hybrid	Group II-2 Senior Support PT
II-2X-1	Notional (5)	AAA/Aaa	7.35%	FIXED (6)	5-Yr. Conforming Hybrid	Group II-2 Senior Interest Only
II-3A-1	$ 72,799,000	AAA/Aaa	14.70%	Variable (7)	5-Yr. Non-Conforming Hybrid	Group II-3 Super Senior PT
II-3A-2	$ 6,273,000	AAA/Aa1	7.35%	Variable (7)	5-Yr. Non-Conforming Hybrid	Group II-3 Senior Support PT
II-3X-1	Notional (7)	AAA/Aaa	7.35%	FIXED (8)	5-Yr. Non-Conforming Hybrid	Group II-3 Senior Interest Only
II-B-1	$ 11,864,000	AA/	3.60%	WAC (9)	Total Portfolio of Group II	Group II Crossed Subordinate
II-B-2	$ 3,797,000	A/	2.40%	WAC (9)	Total Portfolio of Group II	Group II Crossed Subordinate
II-B-3	$ 2,848,000	BBB/	1.50%	WAC (9)	Total Portfolio of Group II	Group II Crossed Subordinate
Non Offered Certificates
II-B-4	$ 1,897,000	BB/	0.90%	WAC (9)	Total Portfolio of Group II	Group II Crossed Subordinate
II-B-5	$ 1,583,000	B/	0.40%	WAC (9)	Total Portfolio of Group II	Group II Crossed Subordinate
II-B-6	$ 1,268,033	NR/NR	0.00%	WAC (9)	Total Portfolio of Group II	Group II Crossed Subordinate

(1)
Senior Certificates are subject to a variance of +/- 10%. In the case of the Subordinate Certificates, the certificate sizes are subject to any variance required to maintain the ratings as described above.

(2)	The Credit Enhancement percentages are preliminary and are subject to change based upon the final pool as of the Cut-off Date and additional rating agency analysis.

(3)
Up to and including the distribution date in February 2009, the Class II-1A-1 Certificates and Class II-1A-2 Certificates will bear interest at a variable rate (the “Pass-Through Rate”) equal to the weighted average of the Net Rates of the Group II-1 Mortgage Loans minus [0.508%]. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately [5.700%]. After the distribution date in February 2009, the Pass-Through Rate for the Class II-1A-1 Certificates and Class II-1A-2 Certificates will be equal to the weighted average of the Net Rates of the Group II-1 Mortgage Loans.

(4)
Up to and including the distribution date in February 2009, the Class II-1X-1 Certificates will bear interest at a fixed pass-through rate equal to [0.508%] based on a notional balance equal to the aggregate current principal balance of the Class II-1A-1 Certificates and Class II-1A-2 Certificates. After the distribution date in February 2009, the Class II-1X-1 Certificates will not bear any interest.

(5)
Up to and including the distribution date in February 2011, The Class II-2A-1 Certificates and Class II-2A-2 Certificates will bear interest at a variable rate (the “Pass-Through Rate”) equal to the weighted average of the Net Rates of the Group II-2 Mortgage Loans minus [0.431%]. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately [5.850%]. After the distribution date in February 2011, the Pass-Through Rate for the Class II-2A-1 Certificates and Class II-2A-2 Certificates will be equal to the weighted average of the Net Rates of the Group II-2 Mortgage Loans.

(6)
Up to and including the distribution date in February 2011, the Class II-2X-1 Certificates will bear interest at a fixed pass-through rate equal to [0.431%] based on a notional balance equal to the aggregate current principal balance of the Class II-2A-1 Certificates and Class II-2A-2 Certificates. After the distribution date in February 2011, the Class II-2X-1 Certificates will not bear any interest.

(7)
Up to and including the distribution date in February 2011, The Class II-3A-1 Certificates and Class II-3A-2 Certificates will bear interest at a variable rate (the “Pass-Through Rate”) equal to the weighted average of the Net Rates of the Group II-3 Mortgage Loans minus [0.403%]. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately [5.850%]. After the distribution date in February 2011, the Pass-Through Rate for the Class II-3A-1 Certificates and Class II-3A-2 Certificates will equal to the weighted average of the Net Rates of the Group II-3 Mortgage Loans.

(8)
Up to and including the distribution date in February 2011, the Class II-3X-1 Certificates will bear interest at a fixed pass-through rate equal to [0.403%] based on a notional balance equal to the aggregate current principal balance of the Class II-3A-1 Certificates and Class II-3A-2 Certificates. After the distribution date in February 2011, the Class II-3X-1 Certificates will not bear any interest.

(9)
The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will bear interest at a variable rate (the “Pass-Through Rate”) equal to the weighted average of the weighted average of the Net Rates of the Group II Mortgage Loans in each Mortgage Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group, the aggregate Current Principal Balance of the related Classes of Senior Certificates. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately [6.261%].

Collateral Summary : Aggregate
		Minimum	Maximum
Scheduled Principal Balance	$316,395,033	$44,168	$1,400,000
Average Scheduled Principal Balance	$276,811
Number of Mortgage Loans	1,143

Weighted Average Gross Coupon	6.566%	5.125%	7.875%
Weighted Average FICO Score	711	605	816
Weighted Average Original LTV	76.55%	16.04%	100.00%

Weighted Average Original Term	360	360	360
Weighted Average Stated Remaining Term	358	344	359
Weighted Average Seasoning	2	1	16

Weighted Average Gross Margin	2.311%	2.250%	3.500%
Weighted Average Minimum Interest Rate	2.311%	2.250%	3.500%
Weighted Average Maximum Interest Rate	12.175%	10.500%	13.875%

Weighted Average Months to Roll	54 month	20 months	59 months

Latest Maturity Date	3/1/2036
Maximum Zip Code Concentration	(92336 and 92833) 0.92%
		Full/Alternative	26.64%
ARM	100.00%	Limited	38.74%
		No Income/No Asset	6.13%
3/1 LIBOR	1.87%	No Ratio	2.41%
3/1 LIBOR IO	13.37%	Stated Income	23.93%
3/6 LIBOR	0.13%	Stated/Stated	2.14%
3/6 LIBOR IO	2.37%
5/1 LIBOR	8.00%	Cash Out Refinance	28.40%
5/1 LIBOR IO	65.31%	Purchase	60.59%
5/6 LIBOR	0.62%	Rate/Term Refinance	11.01%
5/6 LIBOR IO	8.33%
		2-4 Family	6.02%
First Lien	100.00%	Condominium	9.46%
		PUD	17.91%
Prepay Penalty: 6 months; “Soft”	0.15%	Single Family	66.25%
Prepay Penalty: 6 months; “Hard”	0.00%	Townhouse	0.35%
Prepay Penalty: 12 months; “Hard”	0.00%
Prepay Penalty: 12 months; “Soft”	1.60%	Investor	14.90%
Prepay Penalty: 24 months; “Hard”	0.00%	Owner Occupied	81.69%
Prepay Penalty: 24 months; “Soft”	0.09%	Second Home	3.41%
Prepay Penalty: 36 months; “Hard”	0.00%
Prepay Penalty: 36 months; “Soft”	12.13%	Top 5 States:
Prepay Penalty: 60 months; “Hard”	0.00%	California	36.15%
Prepay Penalty: 60 months; “Soft”	0.13%	Florida	12.19%
Prepay Penalty: No Prepay	85.91%	Arizona	7.26%
		Washington	6.41%
		Colorado	4.29%

Collateral Summary : 3 Year Hybrids (Sub-Group I)
		Minimum	Maximum
Scheduled Principal Balance	$56,115,170	$56,442	$980,000
Average Scheduled Principal Balance	$268,494
Number of Mortgage Loans	209

Weighted Average Gross Coupon	6.544%	5.125%	7.500%
Weighted Average FICO Score	711	613	804
Weighted Average Original LTV	76.54%	20.36%	100.00%

Weighted Average Original Term	360 months	360	360
Weighted Average Stated Remaining Term	358 months	344	359
Weighted Average Seasoning	2 months	1	16

Weighted Average Gross Margin	2.351%	2.250%	3.500%
Weighted Average Minimum Interest Rate	2.351%	2.250%	3.500%
Weighted Average Maximum Interest Rate	12.544%	11.125%	13.500%

Weighted Average Months to Roll	34 month	20 months	35 months

Latest Maturity Date	3/1/2036	Full/Alternative	32.16%
Maximum Zip Code Concentration	(93066) 1.75%	Limited	50.37%
		No Income/No Asset	7.95%
ARM	100.00%	No Ratio	0.58%
		Stated Income	8.42%
3/1 LIBOR	10.57	Stated/Stated	0.53%
3/1 LIBOR IO	75.37
3/6 LIBOR	0.71	Cash Out Refinance	25.28%
3/6 LIBOR IO	13.35	Purchase	62.02%
		Rate/Term Refinance	12.70%
First Lien	100.00%
		2-4 Family	2.40%
Prepay Penalty: 6 months; “Hard”	0.00%	Condominium	13.94%
Prepay Penalty: 6 months; “Soft”	0.00%	PUD	20.91%
Prepay Penalty: 12 months; “Hard”	0.00%	Single Family	62.04%
Prepay Penalty: 12 months; “Soft”	1.76%	Townhouse	0.71%
Prepay Penalty: 24 months; “Hard”	0.00%
Prepay Penalty: 24 months; “Soft”	0.00%	Investor	14.37%
Prepay Penalty: 36 months; “Hard”	0.00%	Owner Occupied	81.43%
Prepay Penalty: 36 months; “Soft”	11.95%	Second Home	4.20%
Prepay Penalty: 60 months; “Hard”	0.00%
Prepay Penalty: 60 months; “Soft”	0.41%	Top 5 States:
Prepay Penalty: No Prepay	85.88%	California	30.35%
		Florida	22.46%
		Washington	5.17%
		Virginia	4.31%
		Colorado	4.13%

Collateral Summary : 5 Year Hybrids Conforming (Sub-Group II)
		Minimum	Maximum
Scheduled Principal Balance	$174,464,158	$44,168	$533,850
Average Scheduled Principal Balance	$220,841
Number of Mortgage Loans	790

Weighted Average Gross Coupon	6.580%	5.125%	7.875%
Weighted Average FICO Score	709	605	816
Weighted Average Original LTV	76.78%	16.04%	95.00%

Weighted Average Original Term	360 months	360	360
Weighted Average Stated Remaining Term	358 months	348	359
Weighted Average Seasoning	2 months	1	12

Weighted Average Gross Margin	2.303%	2.250%	3.500%
Weighted Average Minimum Interest Rate	2.303%	2.250%	3.500%
Weighted Average Maximum Interest Rate	12.112%	10.500%	13.875%

Weighted Average Months to Roll	58 months	48 months	59 months

Latest Maturity Date	3/1/2036
Maximum Zip Code Concentration	(92336) 0.90%	Full/Alternative	29.10%
		Limited	32.59%
ARM	100.00%	No Income/No Asset	6.87%
		No Ratio	2.59%
5/1 LIBOR	11.31%	Stated Income	26.19%
5/1 LIBOR IO	78.38%	Stated/Stated	2.67%
5/6 LIBOR	0.85%
5/6 LIBOR IO	9.46%	Cash Out Refinance	30.17%
		Purchase	58.06%
First Lien	100.00%	Rate/Term Refinance	11.77%

Prepay Penalty: 6 months; “Hard”	0.00%	2-4 Family	7.44%
Prepay Penalty: 6 months; “Soft”	0.00%	Condominium	9.52%
Prepay Penalty: 12 months; “Hard”	0.00%	PUD	16.40%
Prepay Penalty: 12 months; “Soft”	1.75%	Single Family	66.56%
Prepay Penalty: 24 months; “Soft”	0.17%	Townhouse	0.08%
Prepay Penalty: 24 months; “Hard”	0.00%
Prepay Penalty: 36 months; “Hard”	0.00%	Investor	19.31%
Prepay Penalty: 36 months; “Soft”	13.14%	Owner Occupied	77.40%
Prepay Penalty: 60 months; “Hard”	0.00%	Second Home	3.28%
Prepay Penalty: 60 months; “Soft”	0.10%
Prepay Penalty: No Prepay	84.84%	Top 5 States:
		California	27.96%
		Florida	10.65%
		Washington	8.24%
		Arizona	8.23%
		Colorado	5.56%

Collateral Summary : 5 Year Hybrids Non-Conforming (Sub-Group III)

		Minimum	Maximum
Scheduled Principal Balance	$85,815,706	$264,000	$1,400,000
Average Scheduled Principal Balance	$595,942
Number of Mortgage Loans	144

Weighted Average Gross Coupon	6.553%	5.500%	7.875%
Weighted Average FICO Score	715	626	807
Weighted Average Original LTV	76.08%	40.75%	84.42%

Weighted Average Original Term	360 months	360	360
Weighted Average Stated Remaining Term	358 months	355	359
Weighted Average Seasoning	2 months	1	5

Weighted Average Gross Margin	2.302%	2.250%	3.250%
Weighted Average Minimum Interest Rate	2.302%	2.250%	3.250%
Weighted Average Maximum Interest Rate	12.062%	10.625%	13.875%

Weighted Average Months to Roll	58 months	55 months	59 months

Latest Maturity Date	3/1/2036	Full/Alternative	18.03%
Maximum Zip Code Concentration	(92883) 2.88%	Limited	43.63%
		No Income/No Asset	3.47%
ARM	100.00%	No Ratio	3.26%
		Stated Income	29.48%
5/1 LIBOR	6.49	Stated/Stated	2.13%
5/1 LIBOR IO	81.46
5/6 LIBOR	0.57	Cash Out Refinance	26.86%
5/6 LIBOR IO	11.49	Purchase	64.78%
		Rate/Term Refinance	8.36%
First Lien	100.00%
		2-4 Family	5.51%
Prepay Penalty: 6 months; “Soft”	0.55%	Condominium	6.41%
Prepay Penalty: 6 months; “Hard”	0.00%	PUD	19.03%
Prepay Penalty: 12 months; “Hard”	0.00%	Single Family	68.38%
Prepay Penalty: 12 months; “Soft”	1.17%	Townhouse	0.67%
Prepay Penalty: 24 months; “Hard”	0.00%
Prepay Penalty: 24 Month ‘Soft”	0.00%	Investor	6.27%
Prepay Penalty: 36 months; “Hard”	0.00%	Owner Occupied	90.57%
Prepay Penalty: 36 months; “Soft”	10.19%	Second Home	3.16%
Prepay Penalty: 60 months; “Hard”	0.00%
Prepay Penalty: 60 months; “Soft”	0.00%	Top 5 States:
Prepay Penalty: No Prepay	88.10%	California	56.58%
		Florida	8.63%
		Arizona	7.82%
		Virginia	4.63%
		New York	4.62%

Description of the Collateral:
The Group II Mortgage Loans are indexed to the conventional, adjustable rate Six-Month LIBOR and One-Year LIBOR indexed mortgage loans with initial rate adjustments occurring either three or five years after the date of origination (“Hybrid Arms”). The Group II Mortgage Loans are secured by first liens on one- to four-family residential properties. Approximately 89.38% (by principal balance) of the group II mortgage pool allow for payments of interest only for terms of 3, 5, 10 and 11 years. After such interest only period, such mortgage loans will fully amortize over their remaining terms. The remaining approximately 10.62% of the Group II Mortgage Loans fully amortize over their original term (generally 30-years). Below is a further summary of the collateral characteristics of the Group II Mortgage Loans by each Sub-Group and the total group II pool (expected, as of April 1, 2006):
➢
The Group II Mortgage Loans have penalties for full or partial prepayments in the percentages in the immediately following table and further detailed/ in the attached Collateral Tables. The prepayment penalties are generally soft; therefore borrowers will not be required to pay the penalty if their house is sold. On hard prepay penalties the related Servicer cannot waive the prepayment penalty, unless enforcement would violate applicable state laws.

Sub-Group	No PrePay	6 Months or Less	7 Months to 12 Months	24 Months	30 Months	36 Months	42 Months	60 Months
Sub-Group I	85.88%	0.00%	1.76%	0.00%	0.00%	11.95%	0.00%	0.41%
Sub-Group II	84.84%	0.00%	1.75%	0.17%	0.00%	13.14%	0.00%	0.10%
Sub-Group III	88.10%	0.55%	1.17%	0.00%	0.00%	10.19%	0.00%	0.00%
Total	85.91%	0.15%	1.60%	0.09%	0.00%	12.13%	0.00%	0.13%

➢
Approximately 26.64% of the Group II Mortgage Loans were originated with full and/or alternative documentation (note: such alternative documentation includes the recommendations as provided by the automated underwriting systems of Fannie Mae and Freddie Mac).

➢	The two states with the largest concentration are California (36.15%) and Florida (12.19%).
➢	The non-zero weighted average FICO score is 711.
➢	The weighted average LTV is 76.55%. The weighted average CLTV including subordinate financing at the time of origination is 87.90%.
➢	No loans have an LTV over 80% without any primary mortgage insurance coverage.
MLG	% of Pool	Gross WAC	Net WAC	WAM (mos.)	Gross Margin	Net Margin	Initial Cap	Period Cap	Max Rate	Mos to Roll
Sub-Group 1: 3 YR Hybrids	17.74%	6.544%	6.208%	358	2.351%	2.015%	3.015%	1.971%	12.544%	34
Sub-Group 2: 5 YR Conf	55.14%	6.580%	6.282%	358	2.303%	2.005%	5.520%	1.970%	12.112%	58
Sub-Group 3: 5 YR Non-Conf	27.12%	6.553%	6.252%	358	2.302%	2.002%	5.504%	1.940%	12.062%	58
TOTAL	100.00%	6.566%	6.261%	358	2.311%	2.006%	5.071%	1.962%	12.175%	54

NOTE: the information related to the Group II Mortgage Loans described herein reflects information as of the April 1, 2006. It is expected that on or prior to the Closing Date, scheduled and unscheduled principal payments will reduce the principal balance of the mortgage loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the mortgage loans, as reflected herein, of up to 10%. Consequently, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to an increase or decrease of up to 10% from amounts shown on the front cover hereof.

SUMMARY OF TERMS:

Depositor:	Structured Asset Mortgage Investments II Inc.
Mortgage Loan Seller:	Maia Mortgage Finance Statutory Trust.
Sponsor:	Luminent Mortgage Capital, Inc.
Servicers	The Servicers for the Group II Mortgage Loans are Residential Funding Corporation (approximately 60.72%) and Wells Fargo Bank, N.A. (approximately 39.28%).
Originators:
The Originators for the Group II Mortgage Loans are Residential Funding Corporation (approximately 60.72%) and American Mortgage Network, Inc., an indirect wholly-owned subsidiary of Wachovia Bank, N.A. and Wachovia Corporation (approximately 39.28%).

Master Servicer/ Paying Agent:	Wells Fargo Bank, N.A.
Trustee	HSBC Bank USA, National Association.
Underwriters:	Bear, Stearns & Co. Inc. and Wachovia Capital Markets, LLC.
Cut-off Date:	April 1, 2006.
Closing Date:	April 28, 2006.
Controlling Class Holder:	The majority holder of the most junior Class of the Subordinate Certificates.
Rating Agency:	The senior certificates will be rated by Moody’s Investors Service (“Moody’s”) and Fitch Ratings (“Fitch”) and the subordinate certificates will be rated by Fitch.
Legal Structure:	The trust will be established as one or more REMIC’s for federal income tax purposes.
Optional Clean-Up Call:
The Sponsor, or its designee, may purchase all the Group II Mortgage Loans in the trust after the scheduled principal balance of the Group II Mortgage Loans remaining in the trust has been reduced to less than 10% of the scheduled principal balance of the Group II Mortgage Loans as of the Cut-off Date, thereby causing termination and early retirement of the group II certificates.

Distribution Date:	25th day of each month (or if such 25th day is not a business day, the next succeeding), commencing in May 2006.
Last Scheduled Distribution Date:	April 25, 2036.
Offered Certificates:	The Class II-1A-1, Class II-1A-2, Class II-1X-1, Class II-2A-1, Class II-2A-2, Class II-2X-1, Class II-3A-1, Class II-3A-2, Class II-3X-1, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates.
Non-Offered Certificates:	The Class II-B-4, Class II-B-5, Class II-B-6 and Class II-R Certificates.
Remittance Type:	Scheduled/Scheduled.
Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream and Euroclear.
ERISA Considerations:
The Offered Certificates are expected to be eligible for purchase by ERISA plans. A fiduciary of any benefit plan should very carefully review with its legal advisors whether the purchase or holding of any Certificates may give rise to a transaction prohibited or not otherwise permissible under ERISA.

SMMEA Eligibility:	The Offered Certificates (other than the Class II-B-2 Certificates and Class II-B-3 Certificates) are expected to constitute “mortgage related securities” for purposes of SMMEA.
Denominations:	[The Offered Certificates are issuable in minimum denominations of an original amount of $100,000 and multiples of $1 in excess thereof.]
Record Date:	With respect to any Distribution Date, the last day of the prior calendar month.
Interest Accrual Period:
With respect to any Distribution Date, the calendar month period preceding the month in which such distribution date occurs prior to such Distribution Date. Distributions of interest on the Certificates will be based on a 360-day year and a 30-day month.

Prepayment Period:	Unless otherwise specified in the related Servicing Agreement, the calendar month immediately preceding the month in which such Distribution Date occurs.
Compensating Interest:
On each Distribution Date, the Servicers are required to pay Compensating Interest up to the amount of the related Servicing Fee to cover prepayment interest shortfalls due to partial and/or full prepayments on the mortgage loans that occurred during the related Prepayment Period.

Advancing Obligation:
The Servicers are obligated to advance delinquent mortgagor payments through the date of liquidation of an REO property to the extent deemed recoverable. If the related Servicer fails to make the required advances, the Master Servicer may be obligated to do so, as described in the related term sheet supplement.

Prepayment Assumption:	A 100% prepayment assumption assumes that the outstanding principal balance of the Mortgage Loans prepays at a constant prepayment rate (“CPR”) of 25% in every month of the life of such pool.
Servicing Fee:
With respect to each mortgage loan, a fee that accrues at the Servicing Fee Rate on the same principal balance on which the interest on the mortgage loan accrues for the calendar month. The Weighted Average Servicing Fee Rate for the pool of mortgage loans is 0.291% per annum.

Underwriting Standards:	The mortgage loans were underwritten to the guidelines of the related Originator as more fully described in the term sheet supplement and the prospectus supplement.
Credit Enhancement:
Credit Enhancement for the Certificates will be provided by a senior/subordinate shifting interest structure. The Subordinate Certificates provide credit support for the Senior Certificates and other Subordinate Certificates with a lower class designation.

Cash-Flow Description:
Distributions on the Certificates will be made on the 25th day of each month (or the next business day). Distributions on the Certificates will generally be made from the Available Funds of Loan Group II. “Available Funds” for any distribution date and with respect to each Sub-Group in Loan Group II will be an amount that generally includes (1) all previously undistributed principal and interest portions of scheduled payments, principal prepayments and the principal and interest portions of net liquidation proceeds, in each case from the mortgage loans in the related Sub-Group , (2) any monthly advances and compensating interest payments made by the Master Servicer or related Servicer for such distribution date in respect of the mortgage loans in the related Sub-Group and (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments for the mortgage loans in the related Sub-Group and (4) any amount allocated from the Available Funds of another Sub-Group as described below under “Available Funds”, net of (x) fees payable to, and amounts reimbursable to, the Master Servicer, the Servicers, the Securities Administrator, the Trustee and the custodian and (y) investment earnings on amounts on deposit in the master servicer collection account and the distribution account. Available Funds for each Sub-Group will be distributed according to the following priority:

Available Funds:

Sub-Group II-1 Available Funds

The available funds for Sub-Group II-1 will be distributed to the holders of the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates as follows:

1)  To the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates, the accrued certificate interest based on the interest due and payable, pro rata, at a rate equal to their respective Pass-Through Rates (as described on page 2 hereof);
2)  To the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates, any accrued certificate interest remaining unpaid from previous distribution dates, pro rata, based on the undistributed accrued certificate interest owed to each class; and
3)  Payments of principal to the holders of the Class II-1A-1 Certificates and Class II-1A-2 Certificates, pro rata, based on their respective certificate principal amount, the related senior optimal principal amount for such distribution date, to the extent of remaining available funds for Sub-Group II-1, until each certificate principal balance has been reduced to zero.

Sub-Group II-2 Available Funds

The available funds for Sub-Group II-2 will be distributed to the holders of the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates as follows:

1)  To the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, the accrued certificate interest based on the interest due and payable, pro rata, at a rate equal to their respective Pass-Through Rates (as described on page 2 hereof);
2)  To the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, the any accrued certificate interest remaining unpaid from previous distribution dates, pro rata, based on the undistributed accrued certificate interest owed to each class; and
3)  Payments of principal to the holders of the Class II-2A-1 Certificates and Class II-2A-2 Certificates, pro rata, based on their respective certificate principal amount, the related senior optimal principal amount for such distribution date, to the extent of remaining available funds for Sub-Group II-2, until each certificate principal balance has been reduced to zero.

Sub-Group II-3 Available Funds

The available funds for Sub-Group II-3 will be distributed to the holders of the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates as follows:

1)  To the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates, the accrued certificate interest based on the interest due and payable, pro rata, at a rate equal to their respective Pass-Through Rates (as described on page 2 hereof);
2)  To the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates, the any accrued certificate interest remaining unpaid from previous distribution dates, pro rata, based on the undistributed accrued certificate interest owed to each class; and
3)  Payments of principal to the holders of the Class II-3A-1 Certificates and Class II-3A-2 Certificates, pro rata, based on their respective certificate principal amount, the related senior optimal principal amount for such distribution date, to the extent of remaining available funds for Sub-Group II-3, until each certificate principal balance has been reduced to zero.

As described in the term sheet supplement and if certain conditions are met, the available funds from a Sub-Group may be applied to the Senior Certificates of another Sub-Group before such available funds will be applied to the Subordinate Certificates.

On each distribution date, the remaining group II available funds will be distributed to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the accrued certificate interest for such distribution date, (b) any accrued certificate interest remaining undistributed from previous distribution dates and (c) such class’s allocable share for such distribution date, in each case to the extent of the remaining available funds for all group II Sub-Groups.

Shifting Interest:
As further described in the term sheet supplement, the Senior Certificates will be entitled to receive 100% of the prepayments on the Group II Mortgage Loans up to and including the distribution date in April 2013. The senior prepayment percentage can be reduced to the related senior percentage plus 70%, 60%, 40%, 20% and 0% of the related subordinate percentage over the next five years provided that (i) the principal balance of the Group II Mortgage Loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the certificate principal balance of the Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses for the Group II Mortgage Loans do not exceed 30%, 35%, 40%, 45% or 50% for each test date.

Notwithstanding the foregoing, if after 3 years the current weighted average subordinate percentage is equal to two times the initial weighted average subordinate percentage and (i) the principal balance of the Group II Mortgage Loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the certificate principal balance of the Subordinate Certificates does not exceed 50% of the original group II subordinate principal balance and (ii) cumulative realized losses for the Group II Mortgage Loans do not exceed a) on or prior to the distribution date in April 2009, 20% of the original group II subordinate principal balance or b) after the distribution date in April 2009, 30% of the original group II subordinate principal balance, then prepayments will be allocated among all certificates on a pro rata basis.

If doubling occurs prior to the third anniversary and the above delinquency and loss tests are met, then 50% of the subordinate percentage can be allocated to the subordinate classes.

Allocation of Losses:
Realized Losses on the Mortgage Loans will be allocated to the most junior class of Subordinate Certificates outstanding beginning with the Class II-B-6 Certificates, until the Certificate Principal Balance of each Subordinate Class has been reduced to zero.

Thereafter, Realized Losses on the mortgage loans in each Sub-Group will be allocated to the Senior Certificates (other than the senior interest only certificates) in the related Sub-Group. Any Realized Losses that are allocated to such certificates related to Sub-Group II-1 will be allocated first to the Class II-1A-2 Certificates until the certificate principal balance has been reduced to zero and then to the Class II-1A-1 Certificates until the certificate principal balance has been reduced to zero. Any Realized Losses that are allocated to such certificates related to Sub-Group II-2 will be allocated first to the Class II-2A-2 Certificates until the certificate principal balance has been reduced to zero and then to the Class II-2A-1 Certificates until the certificate principal balance has been reduced to zero. Any Realized Losses that are allocated to such certificates related to Sub-Group II-3 will be allocated first to the Class II-3A-2 Certificates until the certificate principal balance has been reduced to zero and then to the Class II-3A-1 Certificates until the certificate principal balance has been reduced to zero.

Once any of the senior certificates (other than the senior interest only certificates) in a Sub-Group in the aggregate have been reduced to zero, realized losses on the mortgage loans in the related Sub-Group will be allocated, pro rata, based on their respective certificate principal balances to the remaining outstanding senior certificates of the other Sub-Groups.

Static Pool Information:
Information concerning the sponsor’s prior residential mortgage loan securitization involving prime or alternative-a mortgage loans secured by first lien mortgages or deeds of trust in residential real properties and information concerning Residential Funding Corporation’s prior residential mortgage loan securitization involving prime or alternative-a mortgage loans secured by first lien mortgages or deeds of trust in residential real properties is available on the internet at
http://www.bearstearns.com/transactions/sami_ii/luminent2006-3. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

Special Foreclosure Rights:

The Servicers will not commence foreclosure proceedings or any alternative to foreclosure as described in the related servicing agreements with respect to a mortgage loan unless (i) no later than five business days prior to such commencement, it notifies the Master Servicer of its intention to do so, and (ii) the Controlling Class Holder, either directly or through the Master Servicer, does not, within such period, affirmatively object to such action. If the Controlling Class Holder timely and affirmatively objects to such action, then it will instruct the Master Servicer to hire three appraisal firms, identified in the Underlying Servicing Agreement to compute the fair value of the mortgaged property relating to the related mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal firm computation, a “Fair Value Price”), in each case no later than 30 days from the date of such holder’s objection. The Controlling Class Holder will, no later than 5 days after the expiration of such 30-day period, purchase (and deliver to the Servicer the purchase price for) such mortgage loan in an amount equal to the lesser of the unpaid principal balance of such mortgage loan and the average of the three Fair Value Prices determined by such appraisal firms.

In the event that the related Servicer determines not to proceed with foreclosure proceedings with respect to a mortgage loan that is 60 days’ or more delinquent, prior to taking any action with respect to such mortgage loan the related Servicer must promptly provide the Master Servicer with notice of such determination and a description of such other action as it intends to take with respect to such mortgage loan. The related Servicer is not permitted to proceed with any such action unless the Controlling Class Holder, either directly or through the Master Servicer, does not, within five business days following such notice, affirmatively object to the Servicer taking such action.

Notwithstanding anything herein to the contrary, the Controlling Class Holder shall not be entitled to any of its rights described herein with respect to a mortgage loan following its failure to purchase a mortgage loan (at price described above) on or before the 35th day following its objection to the related Servicer action. Moreover, the Controlling Class Holder shall be entitled to the foregoing rights only as long as it is the sole holder of the most junior Class of the Subordinate Certificates.

Contact Information

MBS Trading

Paul Van Lingen     Tel: (212) 272-4976
Senior Managing Director                                   pvanlingen@bear.com

Mark Michael                                                           Tel: (212) 272-5451
Managing Director                                                mmichael@bear.com

MBS Structuring

Derek Schaible                                                         Tel: (212) 272-1319
                                                              dschaible@bear.com

MBS Banking

Mike Nocco                                                              Tel: (212) 272-7073
Associate Director                                                 mnocco@bear.com

Shira Levine                                                              Tel: (212) 272-7073
Associate Director                                                  slevine1@bear.com

Ryan Bell                                                                   Tel: (212) 272-2533
Analyst                                                                      rbell@bear.com

Syndicate

Carol Fuller                                                               Tel: (212) 272-4955
Senior Managing Director                                   cfuller@bear.com

Angela Ward                                                            Tel: (212) 272-4955
Vice-President                                                         award@bear.com

Rating Agencies

Kei Ishidoya- Fitch                                                  Tel: (212) 908-0238
                                                                                    kei.ishidoya@fitchratings.com

Todd Swanson - Moody’s                                     Tel: (415)-274-1714
                                                                                    todd.swanson@moodys.com